UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

BACTERIN INTERNATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-158426	20-5313323
(State or other jurisdiction	(Commission File Number)	(IRS Employer)
of incorporation)	Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 388-0480

K-Kitz, Inc.
          1630 Integrity Drive East, Columbus, Ohio 43209
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Greenberg Traurig, LLP
The Tabor Center
1200 Seventeenth Street, Suite 2400
Denver, Colorado 80123
Tel.: (303) 572-6586
Fax: (303) 572-6540
Attn: C. Ben Huber, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

K-KITZ, INC.

June 30, 2010

TABLE OF CONTENTS

Items 1.01  Entry into a Material Definitive Agreement.

Summary

On June 30, 2010, we completed a reverse merger transaction (the “Reverse Merger”), in which we caused Bacterin International, Inc., a Nevada corporation (“Bacterin” or the “Company”), to be merged with and into KB Merger Sub, Inc., a Nevada corporation and our newly-created, wholly-owned subsidiary (“Merger Sub”).  The reverse merger was consummated under Nevada corporate law pursuant to an Agreement and Plan of Merger, dated as of June 30, 2010 (the “Merger Agreement”), as discussed below.  Concurrently with the closing of the Reverse Merger, we also completed a private placement of common stock and warrants to purchase common stock to accredited investors, and received gross proceeds of approximately $7,508,000 at the closing of the private placement.

As a result of the Reverse Merger, we are now engaged, through Bacterin, in the business of biomaterials research, development, and commercialization.  Bacterin is expanding its intellectual property base and has successfully leveraged its technical expertise and knowledge of biofilms into multiple product areas. Bacterin is well positioned for future growth through established partnerships with major medical device manufacturers and provider networks, as well as through its own in-house sales force and its ongoing Bacterin product development of innovative tissue constructs and bioactive coated devices.  Revenues for Bacterin come from product manufacturing, sales, distribution, licensing agreements and grants.

Before the Reverse Merger, our corporate name was K-Kitz, Inc., and our trading symbol was KKTZ.OB.  On June 29, 2010, we changed our corporate name to “Bacterin International Holdings, Inc.” which name change became effective for trading purposes on July 1, 2010.  We intend to request a trading symbol change to correspond with our name change at the appropriate time and in accordance with FINRA policies that went into effect June 1, 2010. Accordingly, our trading symbol will remain KKTZ.OB until such time as we move to another market or otherwise can effect a trading symbol change through FINRA. As a result of the Reverse Merger, consummated pursuant to the Merger Agreement, Bacterin became our wholly-owned subsidiary, with the former stockholders of Bacterin acquiring 28,257,287 shares of our common stock, representing approximately 96% of our outstanding common stock prior to taking into account the issuance of any shares pursuant to the private placement.

Concurrently with the closing of the Reverse Merger, we completed an initial closing of a private placement to selected qualified investors of shares of our common stock at a purchase price of $1.60 per share and detachable warrants to purchase one-quarter share of our common stock (at an exercise price of $2.50 per share).  In total, we sold 4,934,534 shares of our common stock and warrants to purchase 1,233,634 shares of common stock as part of this initial closing, and may sell up to an additional 6,268,472 shares of our common stock and warrants to purchase 1,567,118 shares of common stock to investors that participated in the initial closing, management and certain note holders until July 30, 2010, when the offering period expires.  We received gross proceeds of $7,508,329 in consideration for the sale of the shares of common stock and warrants, which consisted of (i) $4,026,000 in cash from investors in the private placement and (ii) $3,482,329 from note holders in an earlier Bacterin bridge financing who converted into the private placement at a discount to the purchase price and received warrants with a discounted exercise price, as described below.

In order to fund Bacterin’s working capital and capital expenditures during the months prior to the Reverse Merger and during the offering period, Bacterin and certain placement agents conducted two bridge financings of approximately $5,250,000 in aggregate principal amount of convertible notes and warrants, of which $3,400,000 plus $82,329 in interest accrued thereon was converted into the private placement (at a discount to the per share purchase price).

Concurrently with the closing of the Reverse Merger and the private placement, we repurchased 4,319,404 shares of our common stock from one of our stockholders for aggregate consideration of $100, as well as certain other good and valuable consideration, and immediately thereafter cancelled those shares.

The Reverse Merger

General

At the closing of the Reverse Merger, the former stockholders of Bacterin received shares of our common stock for all of the outstanding shares of common stock of Bacterin held by them.  As a result, at the closing of the Reverse Merger, we issued an aggregate of 28,257,287 shares of our common stock to the former stockholders of Bacterin.  The shares issued to Bacterin’s former stockholders represent approximately 96% of our outstanding shares of common stock, exclusive of 4,934,534 shares of common stock issued in the initial closing of the private placement, or approximately 82% of our outstanding shares of common stock, inclusive of such shares issued in the initial closing of the private placement.  The consideration issued in the Reverse Merger was determined as a result of arm’s-length negotiations between us and Bacterin.

Immediately prior to the closing of the Reverse Merger, the former stockholders of Bacterin and the note holders who participated in an earlier bridge financing conducted by Bacterin also held outstanding stock options and warrants to purchase shares of common stock of Bacterin.  Pursuant to the Merger Agreement, we have agreed to issue shares of our common stock upon the exercise of these stock options and warrants in lieu of shares of Bacterin’s common stock previously issuable thereunder, and, based upon the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger, we are obligated upon the exercise of those stock options and warrants to issue 4,213,196 shares and 4,879,075 shares of our common stock, respectively.

To the extent any of Bacterin’s former stockholders elect to exercise any dissenters’ rights in connection with the Reverse Merger, we will be obligated to purchase any such dissenter’s shares of Bacterin common stock for “fair value” as determined immediately prior to the Reverse Merger, all in accordance with Nevada law.  In addition, we will also be obligated to issue additional shares of our common stock to the non-dissenting Bacterin stockholders such that the non-dissenting stockholders would have held approximately 96% of our outstanding shares of common stock immediately upon consummation of the Reverse Merger, exclusive of any shares of our common stock issued in the private placement.  Certain of Bacterin’s former stockholders, who held approximately 743,940 shares of Bacterin common stock in the aggregate, provided proper notice to perfect their ability to exercise dissenters’ rights (or 371,970 shares of our common stock that they will receive in the Reverse Merger if they ultimately elect not to exercise such rights).

Changes Resulting from the Reverse Merger

We intend to carry on Bacterin’s biomaterials business as our sole line of business. We have relocated our executive offices to those of Bacterin at 600 Cruiser Lane, Belgrade, Montana  59714. Our new telephone number is (406) 388-0480, fax number is (406) 388-1354, and corporate website is www.bacterin.com. The contents of our website are not part of this current report.

Our pre-Reverse Merger stockholders will not be required to exchange their existing K-Kitz, Inc., stock certificates for new certificates of Bacterin Holdings International, Inc., since the OTC Bulletin Board will consider our existing stock certificates as constituting “good delivery” in securities transactions subsequent to the Reverse Merger. The Nasdaq Capital Market, where we intend to apply to list our common stock for trading as soon as reasonably practicable, will also consider the submission of existing stock certificates as “good delivery.” We cannot be certain that we will receive approval to list our common stock on the Nasdaq Capital Market.

Change of Board Composition and Executive Officers

Prior to the closing of the Reverse Merger and private placement, our board of directors was composed only of Jennifer Jarvis and Michael Funtjar. On June 30, 2010, concurrently with such transactions, Ms. Jarvis and Mr. Funtjar expanded the size of the board of directors to five members, and appointed Guy S. Cook, Mitchell Godfrey, and Kent Swanson to fill the vacancies created thereby.  The new directors then accepted the resignations of Ms. Jarvis and Mr. Funtjar and appointed Ken Calligar and Daniel Frank to fill the two vacancies created by their resignations.  Upon their appointment, the new directors further expanded the size of the board of directors to six members, and appointed Gary Simon to fill the vacancy created thereby.

Mr. Cook, Mr. Godfrey and Mr. Swanson are all former Bacterin directors.  Mr. Swanson, Mr. Calligar, Mr. Frank and Mr. Simon are independent of management. All directors will hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the Reverse Merger and private placement, Ms. Jarvis was our President, Chief Executive Officer, and Chief Financial Officer and Mr. Funtjar was our Secretary and Chief Operating Officer.  Ms. Jarvis and Mr. Funtjar resigned from all of those offices effective June 30, 2010.

On June 30, 2010, our board of directors named the following persons as our new executive officers: Guy S. Cook - Chairman of the Board, Chief Executive Officer and President; Mitchell Godfrey - Secretary and Treasurer; and John P. Gandolfo - Interim Chief Financial Officer.  These individuals held those same positions with Bacterin, our wholly-owned subsidiary through which we conduct our business, prior to the Reverse Merger and will continue to carry on in the same capacities with Bacterin, as will Darrel Holmes - Executive Vice President of Medical Devices and Jesus Hernandez - Executive Vice President of Biologics.  Mr. Gandolfo joined Bacterin as its interim Chief Financial Officer, effective June 4, 2010, and filled this position full time commencing on July 6, 2010.  Officers are elected annually by our board of directors and serve at the discretion of our board.

We have assumed all of such officers’ current employment agreements (including intellectual property ownership provisions and restrictive covenants relating to confidential information) and they have agreed to such assumption.  See “Directors and Executive Officers - Employment Agreements” for the terms of those agreements.

The disclosure set forth under “Directors and Executive Officers” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of our repurchase of shares from an existing stockholder and the issuance of 28,257,287 shares of common stock to the former stockholders of Bacterin, a change of stockholder control has occurred.  Prior to the repurchase and the closing of the Reverse Merger, Jennifer Jarvis beneficially owned 82% of our outstanding shares of common stock. After these transactions, the former stockholders of Bacterin own approximately 96% of our outstanding shares of common stock, exclusive of shares of common stock acquired in the private placement through purchase or conversion or approximately 82% of our outstanding shares of common stock, inclusive of such shares of common stock acquired in the private placement through purchase or conversion. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended, following the exchange transaction.

The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this current report is incorporated herein in its entirety by reference.

Accounting Treatment

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Bacterin is considered the accounting acquiror in the Reverse Merger. Because Bacterin’s former stockholders as a group retained or received the larger portion of the voting rights in the combined entity and Bacterin’s senior management represents all of the senior management of the combined entity, Bacterin was considered the acquiror for accounting purposes and will account for the exchange transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Bacterin since, at the time of the acquisition, we were a company with minimal assets and liabilities. Consequently, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements will be those of Bacterin and will be recorded at the historical cost basis of Bacterin.

Amendments to Articles of Incorporation and Bylaws

In connection with the Reverse Merger, our board of directors and stockholders have approved and we filed on June 29, 2010, an amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to change our name to Bacterin International Holdings, Inc.

Prior to the Reverse Merger, we amended our by-laws to permit us to set the size of our board of directors from between one and nine directors.

Bacterin International Equity Incentive Plan

We recently adopted the Bacterin International Equity Incentive Plan, which became effective prior to the Reverse Merger, under which 6,000,000 shares of our common stock are reserved for issuance as equity awards.  The purpose of this plan is two-fold.  First, in connection with the Reverse Merger, we are substituting each equity award granted under the Bacterin International, Inc. 2004 Stock Incentive Plan, as most recently amended effective April 1, 2009, with a substantially similar equity award granted under our new plan (subject to proportionate adjustments to reflect the ratios used in consummating the Reverse Merger).  Accordingly, of the 6,000,000 shares of our common stock that are reserved for issuance as awards under this plan, 4,213,196 have been or will be issued as substitute awards, leaving an additional 1,786,804 shares for issuance thereunder, representing approximately 13.3%, 9.3% and 4%, respectively, of the fully-diluted shares of our common stock immediately following the Reverse Merger and the private placement.  Second, the shares of stock remaining available for issuance under this plan will be used for attracting and retaining employees, management, directors and outside consultants, who will be granted awards at fair market value from time to time under the guidance and approval of our compensation committee or such other group as is vested by our board with the power to administer the plan, and in accordance with the terms of such equity incentive plan.  See “Directors and Executive Officers - Incentive Compensation Plans.”

The Private Placement

Concurrently with the closing of the Reverse Merger, we completed the sale of 4,934,534 shares of our common stock and warrants to purchase an additional 1,233,634 shares of our common stock in a private placement to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  We sold each share and warrant for an aggregate price of $1.60 per share pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each warrant entitles the holder to purchase one-quarter share of our common stock at an exercise price of $2.50 per share for a period of five years from the date of the closing on their subscription.  The form of private placement subscription agreement is filed as Exhibit 10.1 to this report.  Certain Bacterin note holders also participated in the private placement by converting certain debt into shares of our common stock and warrants; however, the conversion of their debt was effected at a 10% discount to the price per share at which investors purchased securities in such private placement, being $1.44 per share, and the exercise price of the warrants they received also carried a 10% discount to the exercise price of the warrants received by new investors in such private placement, being $2.25 per share.

We received gross proceeds from the private placement of $7,508,329 from both purchases of our common stock and warrants and conversions by existing convertible note holders into such securities.  Placement agents received an aggregate of $322,080 in cash fees in connection with the private placement and reimbursements of their out-of-pocket expenses.  In addition, the placement agents received 67,686 shares of our common stock and warrants to purchase 251,625 shares of our common stock at an exercise price of $1.60 per share.

After the closing of the Reverse Merger and the private placement, we had outstanding 34,440,103 shares of common stock.  In addition, we are obligated to issue 4,213,196 shares of common stock upon the exercise of stock options held by former holders of Bacterin options, 4,879,075 shares of common stock upon the exercise of warrants held by former holders of Bacterin warrants, and 1,485,259 shares of common stock upon the exercise of warrants received by investors, including converting note holders and placement agents in our private placement.

Following the initial closing, the private placement will remain open until July 30, 2010, subject to the earlier termination at the election of us and the placement agent.  During this time period, we may close on additional subscriptions and bridge note conversions under the private placement; provided, however, that the only persons who may participate in the private placement pursuant to any subsequent closings after the initial closing are (i) investors or note holders who participated in the initial closing, (ii) members of our management, and (iii) holders of our convertible bridge notes, regardless if they participated in the initial closing, so long as the amount raised in the private placement then meets the conditions for it to constitute a “Qualified Offering” under the terms of such notes.

Lock-Up Agreements

All shares of common stock issued in the Reverse Merger to the former holders of shares in Bacterin will be considered “restricted securities” under U.S. federal securities laws and may not be resold pursuant to Rule 144 for a period of one year after the filing of this report.  Each of the former Bacterin stockholders who served as directors or executive officers of Bacterin as of the closing of the Reverse Merger or who have joined as members of our Board of Directors concurrently with the consummation of the Reverse Merger (collectively, “Management”), have executed one-year a lock-up agreement with us which provide that their shares, including any shares that are now owned or are subsequently acquired by them, will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period of 12 months following the Reverse Merger and the private placement; provided, however, that (a) the restrictions set forth in such lock-up agreement will not apply to any securities acquired by Management in the private placement and (b) Guy Cook is permitted to hypothecate, pledge and grant a security interest in up to 5,000,000 of his existing shares received from us in connection with the Reverse Merger as collateral for borrowed funds used to acquire securities in the private placement and, if such collateral is executed against, shall be permitted to assign and transfer such shares to the secured party free of any restrictions set forth therein.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”) covering the resale of all shares of common stock and all shares of common stock underlying the warrants issued in connection with the private placement (as well as up to 1,177,196 shares of our common stock held by certain of our stockholders at the time of the closing of the Reverse Merger and the shares underlying the placement agents’ warrants) on or before the date which is 90 days after the closing date and to use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 150 days after the closing date (or 180 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through the earlier of (a) the date on which all the investors in the private placement have completed the sales or distribution described in the registration statement relating thereto or, if earlier, until all securities covered by the registration rights agreement may be sold by the investors in the private placement under Rule 144(b)(1), and (b) the date that is 18 months following the private placement closing date.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy our reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 1% of the purchase price for the shares of common stock and warrants acquired in the private placement for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the shares of common stock and warrants.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

Information concerning the principal terms of the Reverse Merger and our business is set forth below.

The Reverse Merger

On June 30, 2010, we entered into the Merger Agreement with Bacterin and closed the Reverse Merger.  At such time, Bacterin became our wholly-owned subsidiary and we discontinued our prior business of distributing emergency preparedness kits.

Pursuant to the Merger Agreement, at closing, the former stockholders of Bacterin received an aggregate of 28,257,287 shares of our common stock, representing approximately 96% of our outstanding shares of common stock, exclusive of shares of common stock sold in the concurrent private placement, or approximately 82% inclusive of such shares.  Immediately prior to the closing of the exchange transaction, Bacterin had outstanding a total of approximately 56,514,573 shares of common stock, plus stock options to purchase 8,777,492 shares of common stock and warrants to purchase 10,164,739 shares of common stock.  In exchange for the shares we issued to the former Bacterin stockholders, we acquired 100% of the outstanding shares of common stock of Bacterin. The consideration issued in the Reverse Merger was determined as a result of arm’s-length negotiations between the parties.

Pursuant to the Merger Agreement, we also agreed to issue shares of our common stock upon the exercise of Bacterin’s stock options and warrants in lieu of shares of Bacterin common stock previously issuable thereunder, and, based upon the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger, we are obligated upon the exercise of those stock options and warrants to issue 4,213,196 shares and 4,879,075 shares of our common stock, respectively.

To the extent any of Bacterin’s former stockholders elect to exercise any dissenters’ rights in connection with the Reverse Merger, we will be obligated to purchase any such dissenter’s shares of Bacterin common stock for “fair value” as determined immediately prior to the Reverse Merger, all in accordance with Nevada law.  In addition, we will also be obligated to issue additional shares of our common stock to the non-dissenting Bacterin stockholders such that the non-dissenting stockholders would have held approximately 96% of our outstanding shares of common stock immediately upon consummation of the Reverse Merger, exclusive of any shares of our common stock issued in the private placement.  Certain of Bacterin’s former stockholders, who held approximately 743,940 shares of Bacterin common stock in the aggregate, provided proper notice to perfect their ability to exercise dissenters’ rights (or 371,970 shares of our common stock that they will receive in the Reverse Merger if they ultimately elect not to exercise such rights).

Following the Reverse Merger, we succeeded to the biomaterials research, development, and commercialization business of Bacterin as our sole line of business, which will be conducted through our new, wholly-owned subsidiary, Bacterin International, Inc.  See “Description of Business” below.  Prior to the Reverse Merger, there were no material relationships between us and Bacterin, between Bacterin and our respective affiliates, directors or officers, or between any associates of Bacterin or our respective officers or directors. All of our pre-Reverse Merger liabilities were settled prior to closing.

Description of Our Company and Predecessor

We were incorporated in the State of Delaware on August 8, 2006.  We were formed to design, assemble, market and sell emergency preparedness kits and supplies to school systems, municipalities, businesses and other customers.  On November 12, 2009, we completed our initial public offering of 1,000,000 shares of common stock to the public pursuant to a registration statement on Form S-1 that we filed with the SEC and was declared effective on September 29, 2009.

Following the closing of the Reverse Merger with Bacterin, we have succeeded to the biomaterials research, development, and commercialization business of Bacterin and plan to continue this business as our sole line of business. Accordingly, we believe the past trading history of our common stock should not be viewed as relevant due to the change in our business.  Pursuant to the Reverse Merger, effective June 30, 2010, we changed our corporate name to Bacterin International Holdings, Inc.

Description of Business

Unless the context otherwise requires, “we,” “our,” “us” and similar expressions used in this Description of Business section refer to Bacterin prior to the closing of the Reverse Merger on June 30, 2010, and Bacterin International Holdings, Inc.,  f/k/a K-Kitz, Inc., as successor to the business of Bacterin, following the closing of the Reverse Merger transaction.

Overview of Our Business

We develop, manufacture and market biologics products to domestic and international markets through our biologics division and are a leader in the field of biomaterials research, device development and commercialization.  Our proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of skull healing following neurosurgery and cartilage regeneration in knee and other joint surgeries.

Our medical devices division develops medical devices intended for use in several diverse clinical areas including orthopedic, plastic, and cardiovascular surgery. Our background and expertise is in the research, testing, and development of coatings for medical devices, particularly antimicrobial-based coatings.  Such coatings contain active agents and provide our products with several potential advantages over traditional medical devices. They offer a means of protecting the surface of a medical device from contamination by pathogenic organisms, thereby minimizing the potential for infection.  Other coatings can serve as a reserve for local delivery of active agents, enhancing a variety of biological functions such as bone growth and pain management.

In addition to the manufacture and sales of coated medical devices, the medical devices division works with our biologics division to produce and distribute OsteoSelect® DBM putty, an osteoinductive product used by surgeons as a bone void filler in the extremities and pelvis.  DBM putty is considered a combination product by regulatory agencies – both a tissue and a medical device.

The medical devices division also develops custom surgical instrument kits for use with allografts processed by our biologics division. These kits offer state-of-the-art instrumentation that is designed based upon the needs and inputs of surgeons who desire to use the most minimally invasive techniques. The instrumentation is intended to be an optimal delivery system for the proper placement of our proprietary allografts. Objectives of allograft use include pain relief, aid in the regeneration of tissue, and to provide a scaffold for bone fusion in spinal and sports medicine procedures.

The medical devices division actively develops intellectual property associated with our devices and coating platforms, for the purposes of protecting our Bacterin-branded devices and for use in alliance projects.

The manufacturing and operations of the biologics and medical devices divisions are organized separately while products from both are marketed through several channels including private label arrangements, independent distributors, joint development projects and our direct sales network, which we began to implement in the last half of 2009.  The focus of our efforts and the use of the proceeds from prior financings and the private placement have been used, and will continue to be used, to, among other things, expand this direct sales network and our production capacity.  To date, we have established 13 regions with a regional vice-president in charge of all activities within the region and have hired and trained 24 sales representatives. Our goal is to have four to five sales representatives in each region.

Our headquarters, laboratory and manufacturing facilities are located at 600 Cruiser Lane, Belgrade, Montana 59714.  Our telephone number is (406) 388-0480 and our fax number is (406) 388-0422.  We also maintain an office at 8310 S. Valley Highway, No. 300, Englewood, Colorado 80112, and have sales employees located across the United States.

We began operations in 1998 as a sole proprietorship founded by Guy Cook, our President and Chief Executive Officer, as a spinout of the internationally acclaimed Center for Biofilm Engineering at Montana State University (the “CBE”).  Mr. Cook is an expert in microbial testing methods and has been recognized by the U.S. Food and Drug Administration (“FDA”), industry, and academia for his contributions to the development of bioactive coatings.  This sole proprietorship was eventually incorporated as “Bacterin, Inc.” in the state of Montana in January 2000 to further Mr. Cook’s work.  In March 2004, Bacterin, Inc.’s stockholders completed the terms of a share exchange agreement with a company called Oil & Gas Seekers, Inc., a Nevada corporation (“OGS”), which subsequently changed its name to “Bacterin International, Inc.”, to effectively become a publicly-traded corporation.  As a result of this transaction, the stockholders of Bacterin, Inc., became stockholders of us, and Bacterin, Inc., became our wholly-owned subsidiary. At the end of 2004, management concluded that this transaction was problematic and did not deliver the expected result.  Based on this determination, we entered into an agreement in 2005 to amend the terms of the exchange transaction with the former majority stockholder of OGS.  In May 2005, we merged Bacterin, Inc., up and into us.

Leveraging off the “state of the art” research and development activities ongoing at the CBE in biofilm technology, we began as a biomaterials testing laboratory and have systematically expanded our strategic vision towards the development of Bacterin-labeled medical devices.  Our revenues were historically derived from testing services and milestone payments from collaborative product development agreements with various “blue chip” medical manufacturers.  Today, however, we generate revenue from a number of revenue sources including the following: license fees and royalties from collaborative product development efforts with medical device manufacturers; sales from products developed and manufactured by us under our own label; products manufactured by us under private labels for other device distributing companies; and contract revenue from analytical testing and development services provided to medical device manufacturer clients, which tailor our coating process to the client’s specific product/medical application.

During 2008, we reached an important transition point in our history.  Most of our business endeavors prior to that time had been devoted to developing our products with revenue generated from a variety of limited sources, including testing, government grants and unsubstantial product sales.  In 2008, however, revenue from product sales either under our name or “private label” became our primary source of revenue.

On June 18, 2010, we were contacted by a scientific advisor of a major participant in the medical device industry to inquire about what a potential buy-out price might be for us.  This individual has recommended that the industry participant should consider acquiring us.  In response to his inquiry, we informed him that we believed $600 million was an appropriate buy-out price.  There have been no further discussions since such time.  This offer and our response does not suggest, and no one should infer therefrom, that we are being or will be acquired, or that $600 million is a reasonable valuation of our company.

Industry and Market Overview

The orthopedic biomaterials market consists of materials that are organic, inorganic or synthetic in nature. These materials are implanted or applied in or near the indicated bone to facilitate healing, encourage bone tissue augmentation, compensate in areas where bone tissue is depleted and restore structure to allow for repair. Orthopedic biomaterials are capable of producing specific biological action or regenerative responses that are beyond what is observed in normal healing. These materials are often used as substitutes to autograft materials, which are taken from a harvest site in the patient to patch or repair the wounded or unhealthy site.

Bone is a biologically active tissue and may or may not regenerate depending on the condition of the patient.  The damage may be significant enough that a scaffold to help regenerate the surgical site may be necessary.  In 2009, the orthopedic biomaterials market was valued at almost $3.5 billion. This market is expected to grow at a CAGR of 8.9% by 2016.  (Idata Research Inc. 2010, U.S. Market for Orthopedic Biomaterials).

Products and Services

We have developed and currently manufacture and sell several human tissue-based products, primarily allografts, into the medical marketplace through our biologics division.  In addition, we also manufacture and sell, directly under our own name, indirectly through distributors and pursuant to private label arrangements, various coating and surgical drain products through our medical devices division.

Biologics Division

Our biologics products include OsteoSponge®, OsteoSponge® SC, OsteoWrap®, OsteoLock®, BacFast® and OsteoSelect®, as well as certain other allograft products which are briefly described below:

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OsteoSponge® is a form of demineralized bone matrix made from 100% human bone. Derived from trabecular (cancellous) bone, OsteoSponge® provides a natural scaffold for cellular in-growth and exposes bone-forming proteins to the healing environment.  The malleable properties of OsteoSponge® enable it to conform to, and fill, most defects.  Upon compressing the allograft, OsteoSponge® springs back to completely fill the void.  Its unique mechanical and biological properties make OsteoSponge® an ideal bone graft for use in various orthopedic practices including spine, neurology, cranial/maxillofacial, trauma, plastic/reconstruction and general procedures where new bone growth is needed.

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OsteoSponge® SC is a form of OsteoSponge® designed to be used in joint surgery.  Bacterin has shown, in goat studies, the ability to re-generate cartilage in joint repair and believes that this product has the potential to significantly change the standard of care in human joint surgery.  We have received permission from the FDA to market this product as a subchondral bone void filler and are currently marketing it as such.  Surgeons are using the product and we are beginning trials to establish the ability to market it as a cartilage re-generation scaffold.  These trials are likely to take two years and we will likely publish preliminary results of the study at six months and one year.  There can be no assurance that these trials will be successful or lead to any FDA action.  Part of the proceeds of the private placement will be used to fund this clinical trial.

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OsteoWrap® is 100% human cortical bone demineralized through a proprietary process to make the graft flexible while maintaining allograft integrity.  This product has various applications in orthopedic, neurological, trauma, oral/maxillofacial and reconstructive procedures.  OsteoWrap® can wrap around non-union fractures to assist with fusion, can act as a biologic plate or can be used in conjunction with a hardware plate system.  Additionally, this product provides the surgeon with superior handling characteristics as the allograft can be easily sized using surgical scissors or a scalpel, and will withhold sutures or staples for fixation.

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OsteoLock® and BacFast® are facet stabilization dowels made from human bone.  The shape of our facet stabilization dowel is engineered to maximize osteoconductivity and surface area contact, as well as provide stability to prevent migration from the surgical site.  BacFast® HD, having the same design as OsteoLock®, is optimized through our proprietary demineralization technology.  This technology increases the surface area of the outer collagen matrix of the graft while exposing native bone morphogenic proteins (BMPs) and growth factors.  Because of the hyper-demineralization technology, BacFast® HD has osteoinductive properties, as well as being osteoconductive.  OsteoLock® and BacFast® can be used to augment spinal procedures, or as a stand-alone procedure for mild spinal conditions.  While this product is currently in production and use, Bacterin is initiating clinical studies to further support its effectiveness and some of the proceeds of the private placement will be used to fund these clinical trials.  There can be no assurance of the success of these trials.

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OsteoSelect® DBM putty is engineered with the surgeon in mind.  With outstanding handling characteristics, OsteoSelect® can be easily molded into any shape and compressed into bony voids. Taking the design a step further, Bacterin has validated a low-dose, low-temperature gamma sterilization process to provide maximum osteoinductive potential while still affording device level sterility.  Every production batch of OsteoSelect® is tested for its bone growth characteristics allowing us to make that unique marketing claim.

In addition, we make and sell (i) sports allografts which are processed specifically for anterior and posterior cruciate ligament repairs, anterior cruciate ligament reconstruction and meniscal repair, (ii) milled allografts which are comprised of cortical bone milled to desired shapes and dimensions, also called milled spinal allografts, and (iii) traditional allografts for multi-disciplinary applications including orthopedics, neurology, podiatry, oral/maxillofacial, genitourinary and plastic/reconstructive.

We are hoping to be able to expand our product definition for certain of our products to claim cartilage regeneration capability.  Over the past few months, approximately 15 patients thus far have undergone knee, foot or ankle surgery for the purposes of the trial to make such claims.  We plan to have 200 patients in the trial by year end.  Thus far, the first patients were operated on 6 months ago and, in all cases, no adverse events were reported.  We are 5 to 7 months away from reaching an anecdotal threshold at which point we hope that our findings can be presented to the sports medicine and orthopedic repair community.

Medical Device Products

Our medical devices division researches, tests and develops coatings for medical devices, particularly antimicrobial-based coatings.  Such coatings contain active agents and provide our products with several potential advantages over traditional medical devices. They offer a means of protecting the surface of a medical device from contamination by pathogenic organisms, thereby minimizing the potential for infection.  Other coatings can serve as a reserve for local delivery of active agents, enhancing a variety of biological functions such as bone growth and pain management. This division produces and distributes OsteoSelect® DBM putty, an osteoinductive product used by surgeons as a bone void filler in the extremities and pelvis.  DBM putty is considered a combination product by regulatory agencies – both a tissue and a medical device.

Our medical devices division also develops custom surgical instrument kits for use with allografts processed by our biologics division. These kits offer state-of-the-art instrumentation that is designed based upon the needs and inputs of surgeons who desire to use the most minimally invasive techniques. The instrumentation is intended to be an optimal delivery system for the proper placement of our proprietary allografts. Objectives of allograft use include pain relief, aid in the regeneration of tissue, and to provide a scaffold for bone fusion in spinal and sports medicine procedures.  We currently sell a surgical drain series called Via™, which is used to drain exudate from a surgical site.  Building upon the Via™ platform, Bacterin plans on releasing a second generation product called the Elutia® surgical drains which will be performance enhanced via an antimicrobial coating to help reduce the incidence of surgical site infection.

Our wound drain product is gaining attention at the VA Hospitals.  At the end of last month, we received notice that the Brook Army Medical Hospital in Texas, a level 1 trauma facility, will begin using our wound drain product system wide.  This hospital currently reports that over fifty percent (50%) of post operative infections occur due to an uncoated wound drain that it is currently using.  We are hopeful that over the next several months, our wound drain product will be distributed throughout the VA Hospital system.  Our wound drain products sell into hospitals for $40 and cost us approximately $6 to produce.  We believe that the ultimate size of the market for wound drains is $80 million per year.  We continue to build our pipeline of products for antimicrobial coated medical devices with one approval expected in Q3 2010, and another by Q2 2011.  These product revenues are not reflected in our current sales forecasts.

Technology and Intellectual Property

Patents

Our patent efforts have been, and will continue to be, primarily focused in two key areas:

•	The delivery of bioactive agents impregnated into or onto metals, polymers or tissues which, when activated by bodily fluids, release the agent into the surrounding environment; and

•	The development of innovative and novel, engineered tissue implants or constructs which employ acellular tissue and processes, and enhanced demineralized bone matrix products.

The following table summarizes our current patent portfolio, including patents covering technology licensed by us for use or inclusion in certain of our products:

Title	Business Purpose	First Inventor	Serial or Patent Number	Date Filed or Granted	Status
1. Pending U.S. Applications
MEDICAL DEVICE INCLUDING A BIOACTIVE IN A NON-IONIC AND AN IONIC FORM AND METHODS OF PREPARATION THEREOF
This application arose out of a now defunct project. We retained rights as the technology may prove useful in the future. The patent describes the modification of elution profiles via active agent equilibration; it is potentially applicable to many coated products.
		Mike Johnson	11/864,360	9/28/2007	Undergoing further examination
ANTIMICROBIAL COATING FOR INHIBITION OF BACTERIAL ADHESION AND BIOFILM FORMATION
This application relates to the coating used for the Elutia® wound drain and for the Bard BioBloc coating on their HemoStar hemodialysis catheter. The efficacy period can be varied according to the desired outcome; the coating has shown in vitro efficacy for between 7 and 21 days.
		Guy Cook	10/891,885	7/15/2004	Non-final Office Action mailed 9/15/09; response submitted 12/15/09
PROCESS FOR DEMINERALIZATION OF BONE MATRIX WITH PRESERVATION OF NATURAL GROWTH FACTORS
This application is intended to protect OsteoSponge®, a core product produced by our Biologics division. OsteoSponge® is a novel form of demineralized bone matrix which provides a natural scaffold for cellular growth and exposes bone growth inducing proteins to the healing environment.
		Nancy J. Shelby	12/130,384	5/30/2008	First examination: November 2010 (estimated)
2. Pending Foreign Applications
MEDICAL DEVICE INCLUDING A BIOACTIVE IN A NON-IONIC AND AN IONIC FORM AND METHODS OF PREPARATION THEREOF
This application arose out of a now defunct project. We retained rights as the technology may prove useful in the future. The patent describes the modification of elution profiles via active agent equilibration and is potentially applicable to many coated products.
		Mike Johnson	PCT/US2007/079924	9/28/2007	Preliminary Report on Patentability generated 3/13/09

Title	Business Purpose	First Inventor	Serial or Patent Number	Date Filed or Granted	Status
2. Pending Foreign Applications
ANTIMICROBIAL COATING FOR INHIBITION OF BACTERIAL ADHESION AND BIOFILM FORMATION
This application relates to the coating used for the Elutia® wound drain and for the Bard BioBloc coating on their HemoStar hemodialysis catheter. The efficacy period can be varied according to the desired outcome; the coating has shown in vitro efficacy for between 7 and 21 days.
		Guy Cook	PCT/US2005/015162	4/28/2005	Entered National Phase in: Europe, Australia, Canada, Japan
PROCESS FOR DEMINERALIZATION OF BONE MATRIX WITH PRESERVATION OF NATURAL GROWTH FACTORS
This application is intended to protect OsteoSponge®, a core product produced by our Biologics division. OsteoSponge® is a novel form of demineralized bone matrix which provides a natural scaffold for cellular growth and exposes bone growth inducing proteins to the healing environment.
		Nancy J. Shelby	PCT/US2008/006942	6/2/2008	Entered national Phase in: Europe, Canada, Mexico, Korea
AN ELASTOMERIC ARTICLE INCORPORATED WITH A BROAD SPECTRUM ANTIMICROBIAL	This application was generated as a means of protecting the technology used for a forthcoming product. We have observed long term (over 30 days) in vitro efficacy with this technology.	Benjamin P. Luchsinger	PCT/US2009/005103	9/11/2009	Awaiting International Search Report (this application will enter the US through PCT)
3. In-Licensed Intellectual Property
SWOLLEN DEMINERALIZED BONE PARTICLES, FLOWABLE OSTEOGENIC COMPOSITION CONTAINING SAME AND USE OF THE COMPOSITION IN THE REPAIR OF OSSEOUS DEFECTS	This patent protects OsteoSelect®, Bacterin’s DBM putty. OsteoSelect® has exceptional handling characteristics and can easily be molded into any shape and compressed into bony voids. Bacterin employs a low-dose, low-temperature sterilization process to provide maximum osteoinductive potential while maintaining device-level sterility.	Simon Bogdansky	5,284,655	2/8/1994	Granted
FLOWABLE DEMINERALIZED BONE PWDER COMPOSITION AND ITS USE IN BONE REPAIR	This patent protects OsteoSelect®, Bacterin’s DBM putty. OsteoSelect® has exceptional handling characteristics and can easily be molded into any shape and compressed into bony voids. Bacterin employs a low-dose, low-temperature sterilization process to provide maximum osteoinductive potential while maintaining device-level sterility.	Robert K. O’Leary	5,290,558	3/1/1994	Granted

Management believes our patent filings and patent position will facilitate growth and enhance our proprietary core competencies, enabling us to protect and expand revenue growth and stockholder value in the future.  We expect that additional patent applications will be filed and prosecuted as inventions are discovered, technological improvements and processes are developed and specific applications are identified. The status of individual patents and patent jurisdiction is maintained in our internal records.  We anticipate, however, that there may be instances in which we enter into collaborative research and development agreements with medical device companies under such terms that the medical device company may or will retain a right to make future patent filings arising from such cooperative development agreement. In such instances, we will attempt to protect our overall patent use rights by agreements which limit the right of the collaborative party to an exclusive right only as it pertains to the field of use, as defined by the applicable project’s scope of work. In this manner, we anticipate that we will receive future benefit and use of such intellectual property outside the field of use, as defined by any given scope of work.  There can be no assurance that we will be able to obtain final approval of any patents.

Trademarks

We believe in the superiority of our technology and products.  As a result, we have invested in the development and protection of the names of our products in order to drive consumer awareness and loyalty to the brand.  To protect this investment, we have registered, and continue to seek registration, of these trademarks and continuously monitor and aggressively pursue users of names and marks that potentially infringe upon our registered trademarks.  We currently own registered trademarks to the following brand names of certain of our products:  OsteoSponge®, OsteoWrap®, OsteoLock®, BacFast®, OsteoSelect®, and Elutia®.  We recently sued Allosource for infringing our OsteoSponge® trademark by marketing their competitive allograft product under the name “AlloSponge.”  See “Description of Business - Legal Proceedings.”

Trade Secrets

To safeguard our proprietary knowledge and technology, we rely heavily upon trade secret protection and non-disclosure/confidentiality agreements with employees, consultants and third party collaboration partners with access to our confidential information. There can be no assurance, however, that these measures will adequately protect against the unauthorized disclosure or use of confidential information, or that third parties will not be able to independently develop similar technology. Additionally, there can be no assurance that any agreements concerning confidentiality and non-disclosure will not be breached, or if breached, that we will have an adequate remedy to protect us against losses. Although we believe our proprietary technology has value, because of rapid technological changes in the medical industry, we also believe that proprietary protection is of less significance than factors such as the intrinsic knowledge and experience of our management, advisory board, consultants and personnel and their ability to identify unmet market needs and to create, invent, develop and market innovative and differentiated new medical devices.

Donor Procurement

We implemented our biologics division, among other reasons, to secure and process our own tissue, which posed initial challenges and associated operational disadvantages.  At the time we embarked on this plan, we lacked donor sources, manufacturing capabilities, and distribution channels.  We also lacked the vertical integration of an in-house tissue processing laboratory and were thus constrained by sub-contracting tissue processing to outside processors. These same sub-contractors are essentially suppliers of their own tissue to the marketplace and are hence ultimately our competitors.  We have since successfully secured rights of first refusal of human tissue with multiple recovery agencies. Concurrent with this initiative, we also sought to secure future allograft production capability by constructing our own tissue processing facility.  We have now begun efforts to expand our network for donor tissue in anticipation of increased production and believe that this effort, along with our current network of procurement agencies, will be sufficient to supply enough donors to meet the forecasted revenue volume through 2011 and beyond.  We expect to be able to continue to build the network for donor tissue as the needs arise.

Sales and Marketing

We are committed to building our direct sales channel into the primary method of distributing our products. We have promoted three regional vice presidents to the role of executive vice-president to lead the North, South and West thirds of the United States and established 13 regions with a regional vice president in charge of all activities within the region.  We have hired and trained 24 sales representatives toward a near term goal of establishing four to five sales representatives in each region. While we expect that the cost of this initiative will likely result in a net loss from operations in 2010, it is our expectation that this investment in the direct sales network will lead to higher revenue in 2010 and beyond, as well as profitability in 2011 and beyond.  No assurance can be given that these efforts will be successful.

After 7 months of testing by Broadlane, Inc., the largest operator of healthcare supply chains in the United States, and its clients, we were accepted in May 2010 as an authorized vendor in its group purchasing program, which enables Broadlane’s customers to purchase products from us.  Broadlane manages approximately $10 billion in contract volume with over 6,000 medical facilities and 33,000 physician practices in its network.  In June 2010, Broadlane issued a newsletter to its entire network showcasing and introducing Bacterin to all of its hospitals, independent delivery networks, ambulatory care and surgery centers.  As a result of this contract, our sales force can now proceed to sell our products to this expansive network of doctors.  During the first month of our contract with Broadlane, we anticipate that five percent (5%) of our revenues will be attributed to new sales out of the Broadlane network.  We have already received our first order from Tenet Hospitals, which runs over 40 hospitals, and Advocates in Illinois, which manages approximately 25 hospitals.  We expect to have our best month ever in June 2010 and our best quarter ever in the second quarter of 2010.

We also market our products through “private label” agreements whereby we package our products under another company’s name and they are responsible for the sale and distribution of the product.  Additionally, we market our products through independent distributors who then sell to their customer base.  In both of these channels, we provide our customer with a discount off our list price.  We have experienced a decline in revenue from these channels and expect that these channels will continue to represent a smaller portion of our overall revenue as our direct distribution channel grows.

Within the medical devices division, our marketing strategy is to develop product development alliances with multinational medical device companies at the same time as we develop our own new products in fields or applications outside of the rights of our collaborative partners.  We have implemented this strategy and are pursuing contract opportunities with other medical device companies.

We also have a physician compensation program that compensates physicians as employees for referring our products to other surgeons and medical care providers with whom they do not have a disqualifying “financial relationship” under applicable laws.  Physician employees, at our direction, refer us to other physicians and are paid a commission on all revenue generated by the referred physicians’ use of our products.  Although we have been advised by counsel that this program complies with the Stark laws and applicable anti-kickback regulations, there can be no assurance that there will not be additional regulations adopted which could have an impact on this program.  We have also established procedures that are designed to prevent abuses involving these physician employees and others with whom they have financial relationships.

Summary Financial Targets

The following table sets forth certain of our summary financial targets for the years ending December 31, 2010 through December 31, 2012, which give pro forma effect to our receipt of gross proceeds of $4,026,000 from the private placement and the conversion of $3,482,329 in outstanding principal owed under certain convertible bridge notes into shares of our common stock, as described herein.  These targets are based on our current business plan and incorporate estimates and assumptions regarding circumstances and events that have not yet taken place and which are subject to various uncertainties inherent in formulating these targets.  Although management believes that the assumptions used to create these targets are reasonable, they are necessarily speculative, and we cannot guarantee that these targets will be met.  See “Risk Factors” for a discussion of risks and uncertainties that could have a material impact on our ability to achieve the targeted results set forth below.  Actual results will likely vary significantly from those set forth in the table and variations may be material and adverse.

	2010	2011	2012

Revenue	$20,550,729	$67,391,153	$124,197,777
Cost of Goods Sold	4,160,411	13,651,082	25,036,930
Gross Profit	16,390,317	53,740,071	99,160,847
Expenses	21,702,013	39,845,754	56,145,501
Net Income Before Tax	(5,311,696)	13,894,317	43,015,346
Income Taxes	-	-	(17,206,138)
Net Income	$(5,311,696)	$13,894,317	$25,809,208
Earnings per Share	$(0.13)	$0.31	$0.57

EBITDA	(2,686,448)	15,203,804	44,923,934
EBITDA per share	$0.06	$0.34	$1.00

Fully Diluted Shares	41,373,020	45,017,632	45,017,632

Growth Strategy

After multiple years of product development, we believe that our technology has been largely market tested, and since 2009, we have been transitioning our focus to appropriately market and distribute our products.  We have spent months preparing the business to capitalize on our core markets, as well as new market opportunities.  In particular, we have diversified our supply of donor tissue, expanded our production capabilities, developed the infrastructure of what we believe will grow into a formidable sales force, refined the message to our market and started gathering proof points on how to scale our revenue in these markets.

We began implementing a direct sales network in July 2009.  As of December 31, 2009, we had 7 regional vice presidents and 21 sales representatives.  Currently, we have 3 executive vice presidents, 7 regional vice presidents, and 24 sales representatives.  Our goal is to grow this sales force to 3 executive vice presidents, 13-15 regional vice presidents, and 52 sales representatives.  We strive to hire sales representatives with deep industry experience and pre-existing contacts.  In addition, we plan to utilize small independent sales representatives with entrenched physician relationships.  We expect revenue to move towards 50% by employed sales representatives and 50% by independent sales representatives.

We are working on developing and implementing a high-level, national effort to present our products as a value proposition to hospital chains, insurers and other purchasing organizations.  To this end, we have already entered into agreements with Banner Hospitals, the Hospital for Special Surgery, Broadlane (a purchasing organization for 1,200 hospitals and other medical facilities), and Access Mediquip (a national purchasing organization for ambulatory surgery centers).  We anticipate that these agreements will pave the way for our sales representatives to call on physicians, as the hospital process will already be approved.

Competition

Because the orthopedic biomaterials market overlaps with a number of medical fields – spine, trauma, joint reconstruction, sports medicine, pharmaceuticals and biotechnology – fragmentation is to be expected. However, there is one clear leader in the market: Medtronic held 27.1% of the market in 2009.  Medtronic’s lead is based on the strength of their Infuse® growth factor product.  However, the growth potential of this product has been affected by some negative media attention regarding off-label usage and adverse events with specific indications.

Beyond Medtronic, the orthopedic biomaterials market is comprised of a great number of players, each offering a multitude of products. It is expected that several new products will emerge over the coming years. These assumptions are based on the advance of technology and the clinical promise of regenerative therapies such as stem cells and bone marrow concentration.

Specific competitors in the orthopedic biomaterials markets are: Medtronic , DePuy, Synthes, Arthrex, Smith & Nephew, Nuvasive,  OrthoFix, Biomet, Osteotech, Orthovita, MTF, Stryker, RTI, AlloSource, Lifenet Health, Integra, ConMed/Linvatec, Wright, Exactech, ArthroCare, Harvest, and Arteriocyte. (Idata Research Inc. 2010, U.S. Market for Orthopedic Biomaterials).

Government Regulation

We produce human allografts that are regulated and comply with all the criteria under both 361 and 351 of the Public Health Service Act.  Compliance is determined by the FDA during the inspection of our facility.  To date, we have successfully completed all of our FDA inspections.  We are registered with the FDA as a manufacturer of human cellular and tissue products (HCT/Ps) as well as medical devices.  We are an accredited member of the American Association of Tissue Banks in good standing.  We meet all licensing requirements for the distribution of HCT/Ps in the States of Florida, California, Maryland and New York.  We cannot predict the impact of future regulations on either us or our customers.

Human Tissue

Our human tissue products, which are sold through our biologics division, have been regulated by the FDA since 1993. In May 2005, three new, comprehensive regulations went into effect that address manufacturing activities associated with HCT/Ps. The first requires that companies that produce and distribute HCT/Ps register with the FDA. The second provides criteria that must be met for donors to be eligible to donate tissues and is referred to as the “Donor Eligibility” rule. The third rule governs the processing and distribution of the tissues and is often referred to as the “Current Good Tissue Practices” rule. Together, they are designed to ensure that sound, high quality practices are followed to reduce the risk of tissue contamination and of communicable disease transmission to recipients.  Our HCT/P products such as OsteoSponge® are regulated by the Center for Biologics Evaluation and Research.  Our OsteoSponge® and OsteoWrap® products are regulated as a HCT/P as determined by the Tissue Reference Group and regulated solely under Section 361 of the Public Health Service Act and 21 CFR Part 1271.

Medical Devices

Because our medical devices incorporate coating technologies, they are subject to regulation by the FDA.  These medical devices require the approval of the FDA prior to sale within the United States.  The manufacturers and licensees who use our coating technology in their medical devices will have the burden of demonstrating the safety and efficacy of the medical devices, a burden which we will assist such manufacturers and licensees in demonstrating to the extent our coating technologies are at issue.  Sales of medical devices using our coating technology in the European Union will require the CE Mark certification and sales of such medical devices in Canada will require approval from the Medical Device Bureau of Canada.

Within the United States, the FDA process requires that a pre-market notification (a “510(k) Submission”) be made to the FDA to demonstrate that the medical device is safe and effective and is substantially equivalent to a legally marketed device that is not subject to pre-market approval.  Applicants must compare the device to one or more similar devices that are commercially available in the U.S. (known as the “predicate device”), and make and support a claim of substantial equivalency to such predicate device.  Support for such claims must include descriptive data and, when necessary, performance data.  In some cases, data from clinical trials must also be submitted in support of a 510(k) Submission.  The FDA must then issue an order finding substantial equivalency before the devices may be commercially distributed in the U.S.  This process can take anywhere from three months to two or three years, and can be extremely expensive.  The Center for Devices and Radiological Health regulates medical devices, including our OsteoSelect® DBM putty.

ISO Certification

In March 2010, we announced that we had received certification from the International Organization for Standardization (“ISO”) for fulfilling the requirements of ISO 13485:2003.  The Geneva based International Organization for Standardization is the world’s largest developer and publisher of International Standards.  ISO 13485:2003 specifies requirements for a quality management system. To obtain ISO 13485:2003 certification, an organization must demonstrate its ability to provide medical devices that consistently meet applicable customer and regulatory requirements. The primary objective of ISO 13485:2003 is to facilitate harmonized medical device regulatory requirements for quality management systems. All requirements of ISO 13485:2003 are specific to organizations providing medical devices, regardless of the type or size of the organization.   The certification assures our customers and partners of our commitment to quality, and in the quality of our innovative products and processes.  Additionally, we believe that the ISO 13485:2003 certification offers new markets and business opportunities for our products in the global marketplace.

Employees

As of June 30, 2010, we had 80 full-time employees, of whom 31 were in product development, 38 in sales and marketing, and 11 in administrative.  In addition, we make use of a varying number of temporary employees and outsourced services to manage normal business cycles.  None of these employees is covered by a collective bargaining agreement and our management considers relations with employees and services partners to be good.

Facilities

We lease approximately 16,000 square feet in a building located at 600 Cruiser Lane, Belgrade, Montana 59714.  In addition to our corporate headquarters, this space also includes a clean room, fully equipped diagnostics laboratory, microbiology laboratory and testing laboratory.  We lease the building under a ten-year operating lease which runs through October 2013 and has a monthly lease payment of $10,000.  The lease also has a ten-year renewal option.

In November 2007, we purchased a 14,000 square foot facility at 664 Cruiser Lane, Belgrade, Montana 59714.  This building is an FDA registered facility with 5 “Class 1,000” clean rooms and currently houses our medical device coatings operations.  The validated manufacturing areas and laboratory facilities located in this facility provide processing and testing space to manufacture medical devices pursuant to FDA, GMP regulations, and ISO 13485:2003.  We expect this facility to meet all of our regulatory requirements for the manufacture of future Bacterin-label products, including our surgical drains (Via™ and Elutia®), as well as production requirements for coated medical devices from our medical device partners.  The facility is registered with the FDA for device design, device manufacture, and contract manufacture, as well as for screening, testing, storing, and distributing biological tissues.

We also lease office space in Englewood, Colorado, where certain of our administrative and sales functions are housed.

Legal Proceedings

In November 2009, we were served a complaint in connection with the following court action filed in Utah state court:  Yanaki and Activatek v. Cook and Bacterin International, Inc., case number 090912772.  This action involves the plaintiff’s attempt to sell shares of our common stock to a third party in a private sale and claims, as its primary allegation, tortuous interference with the sales contract.  We believe this lawsuit is without merit and we are conducting a vigorous defense.

We initiated an arbitration proceeding in Bozeman, Montana to collect a large account receivable from OrthoPro, LLC under a Private Label Distribution Agreement.  OrthoPro has made a counterclaim in that arbitration which, in our judgment, is without merit.  We plan to vigorously pursue the recovery of all amounts owed and to defend against the counterclaim.

As a result of our policy to aggressively defend our intellectual property rights, we recently filed and served a complaint in a lawsuit styled Bacterin International, Inc. v. Allosource in the Federal District Court for the District of Colorado.  Our complaint is based on Allosource’s infringement of our OsteoSponge® trademark through Allosource’s use of the name “AlloSponge.”  Allosource has generally denied all allegations and has filed a counterclaim to cancel the federal registration for OsteoSponge®.  We believe the counterclaim has no merit and we intend to aggressively pursue our infringement claims.

We have recently received notice from legal counsel for minSURG International, Inc. (“minSURG”) of minSURG’s recently issued U.S. Patent No. 7,708,761, entitled “Spinal Plug for a Minimally Invasive Facet Joint Fusion System” (the “minSURG Patent”) alleging infringement or inducement of infringement by us of the minSURG Patent. We are early into the process of evaluating the validity of the minSURG Patent and its relevance to our dowel products and their use in minimally invasive facet surgeries.  Regardless of the outcome of this analysis, we do not anticipate this notice to have a material impact on our overall sales or operating results.

Risk Factors

Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk. Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

Risks Related to Our Business and Our Industry

Our products are relatively new and long-term results are incomplete, thus, the future of our business still remains uncertain.

Many of our current products are relatively new and have been in use for a relatively short period of time.  See “Description of Business - Products and Services.”  The results of the use of these products will be monitored for many years.  While preliminary results have been good, there can be no assurance that some of these products will perform well over longer periods of time.  Future product issues may expose us to legal actions, removal of regulatory approvals or products being pulled from use.  If we become subject to product or general liability or errors and omissions claims, they could be time-consuming and costly. The U.S. Food and Drug Administration (the “FDA”) and foreign regulatory authorities may impose significant restrictions on the use or marketing of our products or impose additional requirements.  Later discovery of previously unknown problems with any of these products or their manufacture may result in further restrictions, including withdrawal of the product from the market.  Any such restrictions or withdrawals could materially affect our ability to execute our business plan.  In addition, governmental authorities could seize our inventory of products, or force us to recall any product already in the market if we fail to comply with FDA or other governmental regulations.

Many competitive products exist and more will be developed, and we may not be able to successfully compete because we are smaller and have fewer financial resources.

Our business is in a very competitive and evolving field.  Rapid new developments in this field have occurred over the past few years, and are expected to continue to occur.  Other companies already have competing products available or about to be available or may develop products to compete with ours.  Many of these products may have short regulatory timeframes and our competitors, many with more substantial development resources, may be able to develop competing products that are equal to or better than ours.  This may make our products obsolete or undesirable by comparison and reduce our revenue.  Our success will depend, in large part, on our ability to maintain a competitive position concerning our intellectual property, and to develop new technologies and new applications for our technologies.  Many of our competitors have substantially greater financial and technical resources, as well as greater production and marketing capabilities, than us.

The medical community and the general public may perceive synthetic materials and growth factors as safer, which could have a material adverse effect on our business.

Members of the medical community and the general public may perceive synthetic materials and growth factors as safer than allograft-based bone tissue products.  Our products may be incapable of competing successfully with synthetic bone graft substitutes and growth factors developed and commercialized by others, which could have a material adverse effect on our business, financial condition and results of operations.

We are highly dependent on the availability of human donors; any disruptions could cause our customers to seek alternative providers or technologies.

We are highly dependent on our ability to obtain donor cadavers as the raw material for many of our products.  The availability of acceptable donors is relatively limited and we compete with many other companies for this limited availability.  The availability of donors is also impacted by regulatory changes, general public opinion of the donor process and our reputation for our handling of the donor process.  In addition, due to seasonal changes in the mortality rates, some scarce tissues are at times in short supply.  Any disruption in the supply of this crucial raw material could have significant consequences for our revenue, operating results and continued operations.  See “Description of Business - Donor Procurement.”

We will need to continue to innovate and develop new products to be desirable to our customers.

The markets for our products and services are characterized by rapid technological change, frequent new introductions, changes in customers’ demands and evolving industry standards.  Accordingly, we will need to continue to innovate and develop additional products.  These efforts can be costly, subject to long development and regulatory delays and may not result in products approved for sale.  These costs may hurt operating results and may require additional capital.  If additional capital is not available, we may be forced to curtail development activities.  In addition, any failure on our behalf to react to changing market conditions could create an opportunity for other market participants to capture a critical share of the market within a short period of time.

Our success will depend on our ability to engage and retain qualified technical personnel who are difficult to attract.

Our success will depend on our ability to attract and retain qualified technical personnel to assist in research and development, testing, product implementation, low-scale production and technical support.  Competition for qualified technical personnel is intense, and we may encounter difficulty in engaging and retaining qualified personnel needed to implement our growth plan.  The demand for such personnel is high and the supply of qualified technical personnel is limited.  A significant increase in the wages paid by competing employers could result in a reduction of our technical work force and increases in the wage rates that we must pay or both.  If either of these events were to occur, our cost structure could increase and our growth potential could be impaired.

Loss of key members of our management who we need to succeed could adversely affect our business.

We are highly dependent on the services of Guy Cook, our President and Chief Executive Officer, and other key members of our management team and the loss of his or any of their services could have an adverse effect on our future operations.  See “Management.”  We do not currently maintain a key-man life insurance policy insuring the life of Mr. Cook or any other member of our management team.

We are highly dependent on the continued availability of our facilities and would be harmed if they were unavailable for any prolonged period of time.

Any failure in the physical infrastructure of our facilities or services could lead to significant costs and disruptions that could reduce our revenues and harm our business reputation and financial results.  We are highly reliant on our Belgrade, Montana facilities.  See “Description of Business - Facilities.”  Any natural or man-made event that impacts our ability to utilize these facilities could have a significant impact on our operating results, reputation and ability to continue operations.  The regulatory process for approval of facilities is time-consuming and our ability to rebuild facilities would take a considerable amount of time and expense and cause a significant disruption in service to our customers.  Further, the FDA or some other regulatory agency could identify deficiencies in future inspections of our facilities or our supplies that could disrupt our business, reducing profitability.  We carry business interruption insurance to help in these instances, but it may not cover all costs or our standing in the market.

We will be required to invest in facilities and equipment on a continuing basis, which will put pressure on us to finance these investments.

We have invested, and intend to continue to invest, in facilities and state-of-the-art equipment in order to increase, expand or update our capabilities and facilities.  See “Description of Business - Facilities.”  Changes in technology or sales growth beyond currently established production capabilities, which we anticipate, will require further investment.  However, there can be no assurance that we will generate sufficient funds from operations to maintain our existing facilities and equipment or to finance any required capital investments or that other sources of funding will be available.  Additionally, there can be no guarantee that any future expansion will not negatively affect earnings.

Future revenue will depend on our ability to develop new sales channels and there can be no assurance that these efforts will result in significant sales.

We are in the process of developing sales channels for our products but there can be no assurance that these channels can be developed or that we will be successful in selling our products.  We currently sell our products through direct sales by our employees, through distributor relationships and through “private label” arrangements with other companies.  We are engaging in a major initiative to build and further expand our direct sales force.  See “Description of Business - Sales and Marketing.”  This effort will have significant costs that will be incurred prior to the generation of revenue sufficient to cover these costs.  The costs incurred for these efforts may impact our operating results and there can be no assurance of their effectiveness.  Many of our competitors have well-developed sales channels and it may be difficult for us to break through these competitors to take market share.  If we are unable to develop these sales channels, we may not be able to grow revenue or maintain our current level of revenue generation.

Our physician compensation program could be adversely impacted by new regulation, which could impact our current competitive strengths.

Our physician compensation program compensates physicians as employees for referring our products to other surgeons and medical care providers with whom they do not have a disqualifying “financial relationship” under applicable laws.  Physician employees, at our direction, refer us to other physicians and are paid a commission on all revenue generated by the referred physicians’ use of our products.  This program was vetted by counsel for compliance with the Stark laws and anti-kickback regulations.  However, there can be no assurance that there will not be additional regulations adopted which could have an impact on this program.  We have also established procedures that are designed to prevent abuses involving these physician employees and others with whom they have financial relationships.

There may be fluctuations in our operating results, which will impact our stock price.

Significant annual and quarterly fluctuations in our results of operations may be caused by, among other factors, our volume of revenues, the timing of new product or service announcements, releases by us and our competitors in the marketplace of new products or services, and general economic conditions.  There can be no assurance that the level of revenues and profits, if any, achieved by us in any particular fiscal period will not be significantly lower than in other comparable fiscal periods.  Our expense levels are based, in part, on our expectations as to future revenues.  As a result, if future revenues are below expectations, net income or loss may be disproportionately affected by a reduction in revenues, as any corresponding reduction in expenses may not be proportionate to the reduction in revenues.

We are dependent on the ability of our licensees and development partners for obtaining regulatory approvals and market acceptance of their products, for which we may have no control.

A large part of our success will depend on our ability, or that of our licensees, to obtain timely regulatory approval for products employing our technology.  Moreover, our success will also depend on whether, and how quickly, our licensees gain market acceptance of products incorporating our technology, compared to competitors using competing technologies.

Negative publicity concerning methods of human tissue recovery and screening of donor tissue in the industry in which we operate may reduce demand for our allografts and impact the supply of available donor tissue.

Media reports or other negative publicity concerning both improper methods of tissue recovery from donors and disease transmission from donated tissue may limit widespread acceptance of our allografts.  Unfavorable reports of improper or illegal tissue recovery practices, both in the United States and internationally, as well as incidents of improperly processed tissue leading to transmission of disease, may broadly affect the rate of future tissue donation and market acceptance of allograft technologies.  Potential patients may not be able to distinguish our allografts, technologies and the tissue recovery and the processing procedures from those of our competitors or others engaged in tissue recovery.  In addition, families of potential donors may become reluctant to agree to donate tissue to for-profit tissue processors.

Our revenues will depend upon prompt and adequate reimbursement from public and private insurers and national health systems.

Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental change.  The ability of hospitals to pay fees for allograft bone tissue products depends in part on the extent to which reimbursement for the costs of such materials and related treatments will continue to be available from governmental health administration authorities, private health coverage insurers and other organizations.  We may have difficulty gaining market acceptance for our products if government and third-party payors do not provide adequate coverage and reimbursement.  Major third-party payors of hospital services and hospital outpatient services, including Medicare, Medicaid and private healthcare insurers, annually revise their payment methodologies, which can result in stricter standards for reimbursement of hospital charges for certain medical procedures or the elimination of reimbursement.  Further, Medicare, Medicaid and private healthcare insurer cutbacks could create downward price pressure on our products.

Our operating results will be harmed if we are unable to effectively manage and sustain our future growth.

We might not be able to manage our future growth efficiently or profitably.  Our business is unproven on a large scale and actual revenue and operating margins, or revenue and margin growth, may be less than expected.  If we are unable to scale our production capabilities efficiently, we may fail to achieve expected operating margins, which would have a material and adverse effect on our operating results.  Growth may also stress our ability to adequately manage our operations, quality of products, safety and regulatory compliance.  If growth significantly decreases our reserves, we may be required to obtain additional financing, which may increase our indebtedness or result in dilution to our stockholders.  Further, there can be no assurance that we would be able to obtain any additional financing.

Future business combinations may be difficult to integrate and cause our attention to be diverted.

We may pursue various business combinations with other companies or acquisitions of additional product lines.  There can be no assurance that such acquisitions will be available at all, or on terms acceptable to us.  These may require additional financing which may increase our indebtedness or outstanding shares, resulting in dilution to stockholders.  The inability to obtain such future financing may inhibit our growth and operating results. Integration of acquisitions or additional products can be time consuming, difficult and expensive and may significantly impact operating results.  We may sell some or all of our product lines to other companies or may agree to combine with another company.   Selling some of our product lines may inhibit our ability to generate positive operating results going forward.

Acquisitions that we consummate could disrupt our business and harm our financial condition.

In the future, we may evaluate potential strategic acquisitions of complementary businesses, products or technologies.  We may not be able to identify appropriate acquisition candidates or successfully negotiate, finance or integrate any businesses, products or technologies that we acquire.  Furthermore, the integration of any acquisition may divert management’s time and resources from our core business.  While we, from time to time, evaluate potential acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any acquisitions.

We may be subject to future product liability litigation that could be expensive and may not be adequate in a catastrophic situation.

Although we are not currently subject to any product liability proceedings, we may incur material liabilities relating to product liability claims in the future, including product liability claims arising out of the usage of our products.

We may implement a product recall or voluntary market withdrawal due to product defects or product enhancements and modifications, which would significantly increase our costs.

The manufacturing and marketing of our biologic products, medical devices and coating technologies involves an inherent risk that our products may prove to be defective.  In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority.  A recall of one of our products, or a similar product manufactured by another manufacturer, could impair sales of the products we market as a result of confusion concerning the scope of the recall or as a result of the damage to our reputation for quality and safety.

Risks Related to the Regulatory Environment in which We Operate

U.S. governmental regulation could restrict the use of our products or our procurement of tissue.

In the United States, the procurement and transplantation of allograft bone tissue is subject to federal law pursuant to the National Organ Transplant Act (“NOTA”), a criminal statute which prohibits the purchase and sale of human organs used in human transplantation, including bone and related tissue, for “valuable consideration.” NOTA permits reasonable payments associated with the removal, transportation, processing, preservation, quality control, implantation and storage of human bone tissue. We provide services in all of these areas in the United States, with the exception of removal and implantation, and receive payments for all such services. We make payments to certain of our clients and tissue banks for their services related to recovering allograft bone tissue on our behalf. If NOTA is interpreted or enforced in a manner which prevents us from receiving payment for services we render or which prevents us from paying tissue banks or certain of our clients for the services they render for us, our business could be materially and adversely affected.

We are engaged through our marketing employees, independent sales agents and sales representatives in ongoing efforts designed to educate the medical community as to the benefits of our products, and we intend to continue our educational activities. Although we believe that NOTA permits payments in connection with these educational efforts as reasonable payments associated with the processing, transportation and implantation of our products, payments in connection with such education efforts are not exempt from NOTA’s restrictions and our inability to make such payments in connection with our education efforts may prevent us from paying our sales representatives for their education efforts and could adversely affect our business and prospects. No federal agency or court has determined whether NOTA is, or will be, applicable to every allograft bone tissue-based material which our processing technologies may generate. Assuming that NOTA applies to our processing of allograft bone tissue, we believe that we comply with NOTA, but there can be no assurance that more restrictive interpretations of, or amendments to, NOTA will not be adopted in the future which would call into question one or more aspects of our method of operations.

Our business is subject to continuing regulatory compliance by the FDA and other authorities.

As a manufacturer and marketer of medical devices, we are subject to extensive regulation by the FDA and the Center for Medicare Services of the U.S. Department of Health and Human Services and other federal governmental agencies and, in some jurisdictions, by state and foreign governmental authorities.  These regulations govern the introduction of new medical devices, the observance of certain standards with respect to the design, manufacture, testing, labeling, promotion and sales of the devices, the maintenance of certain records, the ability to track devices, the reporting of potential product defects, the import and export of devices and other matters.  We are facing an increasing amount of scrutiny and compliance costs as more states are implementing regulations governing medical devices, pharmaceuticals and/or biologics which affect many of our products.

Medical devices that incorporate coatings technology are subject to FDA regulation and compliance.  Generally, any medical device manufacturer that wishes to incorporate our coatings technology into its products will be responsible for obtaining FDA approval for the medical devices it intends to market; we will assist in the 510(k) filing submitted by licensees.  The FDA process can take several months to several years in the United States.  The time required to obtain approval for international sales may be longer or shorter, depending on the laws of the particular country.  There can be no assurance that our licensees will be able to obtain FDA or international approval on a timely basis.  The FDA may also require the more extensive PMA process for certain products.  Approval or clearance may place substantial restrictions on the indications for which the product may be marketed or to whom it may be marketed, warnings that may be required to accompany the product or additional restrictions placed on the sale and/or use of the product.  Changes in regulations or adoption of new regulations could also cause delays in obtaining product approval.  In addition, regulatory approval is subject to continuing compliance with regulatory standards, and product approval is subject to withdrawal if a licensee fails to comply with standards, or if an unforeseen event should occur concerning a product.  Significant delays in obtaining product approval could have a significantly detrimental impact on our business.  See “Description of Business - Government Regulation.”

Human tissues intended for transplantation have been regulated by the FDA since 1993. In May 2005, three new comprehensive regulations went into effect that address manufacturing activities associated with human cells, tissues and cellular and tissue-based products (HCT/Ps). The first requires that companies that produce and distribute HCT/Ps register with the FDA. The second provides criteria that must be met for donors to be eligible to donate tissues and is referred to as the “Donor Eligibility” rule. The third rule governs the processing and distribution of the tissues and is often referred to as the “Current Good Tissue Practices” rule. Together they are designed to ensure that sound, high quality practices are followed to reduce the risk of tissue contamination and of communicable disease transmission to recipients.  See “Description of Business - Government Regulation.”

The “Good Tissue Practices” rule covers all stages of allograft processing, from procurement of tissue to distribution of final allografts.  These regulations increased regulatory scrutiny within the industry in which we operate and have lead to increased enforcement action which affects the conduct of our business.  In addition, these regulations can increase the cost of tissue recovery activities.

Other regulatory entities include state agencies with statutes covering tissue banking.  Regulations issued by Florida, New York, California and Maryland will be particularly relevant to our business.  Most states do not currently have tissue banking regulations.  However, recent incidents of allograft related infections in the industry may stimulate the development of regulation in other states.  It is possible that others may make allegations against us or against donor recovery groups or tissue banks about non-compliance with applicable FDA regulations or other relevant statutes or regulations.  Allegations like these could cause regulators or other authorities to take investigative or other action, or could cause negative publicity for our business and the industry in which we operate.

Our products may be subject to regulation in the EU as well should we enter that market.  In the European Union (“EU”), regulations, if applicable, differ from one EU member state to the next.  Because of the absence of a harmonized regulatory framework and the proposed regulation for advanced therapy medicinal products in the EU, as well as for other countries, the approval process for human derived cell or tissue based medical products may be extensive, lengthy, expensive and unpredictable.  Among others, some of our products may be subject to European Union member states’ regulations that govern the donation, procurement, testing, coding, traceability, processing, preservation, storage, and distribution of human tissues and cells and cellular or tissue-based products.  Some EU member states have their own tissue banking regulations.

Clinical trials can be long, expensive and ultimately uncertain.

Clinical trials are required to develop products, gain market acceptance and obtain 510(k) certifications from the FDA.  We have several clinical trials planned and will likely undertake future trials.  These trials often take two years to execute and are subject to factors within and outside of our control.  The outcome of these trials is uncertain and may have a significant impact on the success of our current and future products and future profits.

The commencement or completion of any of our clinical trials may be delayed or halted for numerous reasons, including, but not limited to, a regulatory body placing clinical trials on hold, patients not enrolling in clinical trials at the rate we expect, patients experiencing adverse side effects, third party contractors failing to perform in accordance with our anticipated schedule or consistent with good clinical practices, inclusive or negative interim trial results or our inability to obtain sufficient quantities of raw materials to produce our products.  Our development costs will increase if we have material delays in our clinical trials or if we need to perform more or larger clinical trials than planned.  If this occurs, our financial results and the commercial prospects for our products will be harmed and our prospects for profitability will be harmed.

Product pricing (and, therefore, profitability) is subject to regulatory control.

The pricing and profitability of our products may become subject to control by the government and other third-party payors.  The continuing efforts of governmental and other third-party payors to contain or reduce the cost of healthcare through various means may adversely affect our ability to successfully commercialize our products.  In most foreign markets, the pricing and/or profitability of certain diagnostics and prescription pharmaceuticals are subject to governmental control.  In the United States, we expect that there will continue to be federal and state proposals to implement similar governmental control.  Changes in prices, including any mandated pricing, could impact our revenue and financial performance.  See “Description of Business - Government Regulation.”

Risks Related to Our Intellectual Property

Our success will depend on our ability to protect our intellectual property rights.

Our success will depend, to a large extent, on our ability to successfully obtain and maintain patents, prevent misappropriation or infringement of intellectual property, maintain trade secret protection, and conduct operations without violating or infringing on the intellectual property rights of third parties.  See “Description of Business - Technology and Intellectual Property.”  There can be no assurance that our patented and patent-pending technology will provide us with a competitive advantage, that we will be able to develop or acquire additional technology that is patentable, or that third parties will not develop and offer technologies which are similar to ours.  Moreover, we can provide no assurance that confidentiality agreements, trade secrecy agreements or similar agreements intended to protect unpatented technology will provide the intended protection.  Intellectual property litigation is extremely expensive and time-consuming, and it is often difficult, if not impossible, to predict the outcome of such litigation.  A failure by us to protect our intellectual property could have a materially adverse effect on our business and operating results and our ability to successfully compete in this industry.

We may not be able to obtain or protect our proprietary rights relating to our products.

We may not be able to obtain, maintain and protect certain proprietary rights necessary for the development and commercialization of our products or product candidates. Our commercial success will depend in part on obtaining and maintaining patent protection on our products and successfully defending these patents against third-party challenges.  Our ability to commercialize our products will also depend in part on the patent positions of third parties, including those of our competitors.  The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions.  Accordingly, we cannot predict with certainty the scope and breadth of patent claims that may be afforded to other companies’ patents.  We could incur substantial costs in litigation if we are required to defend against patent suits brought by third parties, or if we initiate suits to protect our patent rights.

Future protection for our proprietary rights is uncertain.

The degree of future protection for our proprietary rights is uncertain. We cannot ensure that:

•	we were the first to make the inventions covered by each of our patent applications;
•	we were the first to file patent applications for these inventions;
•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;
•	any of our pending patent applications will result in issued patents;
•	any of our issued patents or those of our licensors will be valid and enforceable;
•	any patents issued to us or our collaborators will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties;
•	we will develop additional proprietary technologies that are patentable; or
•
the patents of others will not have a material adverse effect on our business rights and measures we rely on to protect the intellectual property underlying our products may not be adequate to prevent third parties from using our technology, all of which could harm our ability to compete in the market.

Our success depends on our ability to avoid infringing on the intellectual property rights of third parties.

Our commercial success depends in part on our ability and the ability of our collaborators to avoid infringing patents and proprietary rights of third parties.  Third parties may accuse us or our collaborators of employing their proprietary technology in our products, or in the materials or processes used to research or develop our products, without authorization.  Any legal action against our collaborators or us claiming damages and/or seeking to stop our commercial activities relating to the affected products, materials and processes could, in addition to subjecting us to potential liability for damages, require our collaborators or us to obtain a license to continue to utilize the affected materials or processes or to manufacture or market the affected products.  We cannot predict whether we or our collaborators would prevail in any of these actions or whether any license required under any of these patents would be made available on commercially reasonable terms, if at all.  If we are unable to obtain such a license, we or our collaborators may be unable to continue to utilize the affected materials or processes or manufacture or market the affected products or we may be obligated by a court to pay substantial royalties and/or other damages to the patent holder.  Even if we are able to obtain such a license, the terms of such a license could substantially reduce the commercial value of the affected product or products and impair our prospects for profitability.  Accordingly, we cannot predict whether or to what extent the commercial value of the affected product or products or our prospects for profitability may be harmed as a result of any of the liabilities discussed above.  Furthermore, infringement and other intellectual property claims, with or without merit, can be expensive and time-consuming to litigate and can divert management’s attention from our core business.  We may be unable to obtain and enforce intellectual property rights to adequately protect our products and related intellectual property.

Others may claim an ownership interest in our intellectual property.

A third-party may claim an ownership interest in one or more of our patents or intellectual property.  While we believe we own 100% of the right, title and interest in the patents for which we have applied and our other intellectual property, including that which we license from third parties, we cannot guarantee that a third-party will not, at some time, assert a claim or an interest in any of such patents or intellectual property.  We are presently unaware of any claims or assertions by third-parties with respect to its patents or intellectual property, except that, as a defense to a lawsuit we brought against Allograft for infringement of our OsteoSponge® trademark, Allograft has counterclaimed in an attempt to invalidate such mark.  A successful challenge or claim by a third party to our patents or intellectual property could have a significant adverse effect on our prospects.

The result of litigation may result in financial loss and/or impact our ability to sell our products going forward.

We will vigorously defend any future intellectual property litigation that may arise but there can be no assurance that we will prevail in these matters.  An unfavorable judgment may result in a financial burden on us.  An unfavorable judgment may also result in restrictions on our ability to sell certain products and therefore may impact future operating results.

Risks Related to Our Common Stock

Because we became public through a reverse merger, we may not be able to attract the attention of major brokerage firms.

Additional risks are associated with our becoming public through a reverse merger. For example, security analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any public offerings on our behalf in the future.

If we do not timely file and have declared effective the registration statement required pursuant to our private placement, we will be required to pay liquidated damages.

As part of our private placement, we entered into a registration rights agreement. Under this agreement, we are obligated to file a registration statement providing for the resale of the shares of common stock acquired in the private placement and underlying the warrants. Pursuant to the agreement, we agreed to file and have declared effective the registration statement by a certain date. If we do not meet this timeline, we must pay liquidated damages in the amount equal to 1% of the aggregate investment amount per month, subject to a maximum limit of 12% of the aggregate investment amount.

If and when our registration statement becomes effective, a significant number of shares of common stock will be eligible for sale, which could depress the market price of our common stock.

Following the effective date of the registration statement, a significant number of our shares of common stock will become eligible for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of six months may, upon filing a notification with the SEC on Form 144, sell our common stock into the market, subject to certain limitations.

To the extent any of Bacterin’s former stockholders elect to exercise any dissenters rights in connection with the Reverse Merger, we are obligated to issue additional shares of our common stock to the non-dissenting Bacterin stockholders.

To the extent any of Bacterin’s former stockholders elect to exercise any dissenters’ rights in connection with the Reverse Merger, we are obligated to purchase any such dissenter’s shares of Bacterin common stock for “fair value” as determined immediately prior to the Reverse Merger, all in accordance with Nevada law.  In addition, we would also be obligated to issue additional shares of our common stock to the non-dissenting Bacterin stockholders such that the non-dissenting stockholders would have held approximately 96% of our outstanding shares of common stock immediately upon consummation of the Reverse Merger, exclusive of any shares of our common stock issued in the private placement.  Certain of Bacterin’s former stockholders, who held approximately 743,940 shares of Bacterin common stock in the aggregate, provided proper notice to perfect their ability to exercise dissenters’ rights (or 371,970 shares of our common stock that they will receive in the Reverse Merger if they ultimately elect not to exercise such rights).

There has been no active public trading market for our common stock.

There is currently no active public market for our common stock. An active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

The market price of our common stock may be volatile and may decline in value.

The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks, in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock. We also have established an equity incentive plan for our management and employees. We expect to grant options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

Our current management can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

Our executive officers and directors beneficially own as a group approximately 43.12% of our outstanding shares of common stock. As a result, these stockholders will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Our common stock is considered “penny stock” and may be difficult to sell.

The SEC has adopted Rule 3a51-1, which establishes the definition of a "penny stock" for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  The market price of our common stock is less than $5.00 per share and therefore may be designated as a “penny stock” according to SEC rules.  For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.  In addition, since the Common Stock is currently traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the Common Stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We intend to apply for trading our common stock on Nasdaq, although we may not satisfy its eligibility criteria for listing or will ever be listed on Nasdaq.

We intend to apply to list our common stock for trading on the Nasdaq Capital Market as soon as reasonable practicable.  No assurance can be given that we will satisfy the eligibility criteria or other initial listing requirements, or that our shares of common stock will ever be listed on Nasdaq or another national securities exchange.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation provides for the authorization to issue up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. In addition, advanced notice is required prior to stockholder proposals.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This current report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth above and elsewhere in this report. Important factors that may cause actual results to differ from these forward-looking statements include, but are not limited to, for example:

●	adverse economic conditions,

●	inability to raise sufficient additional capital to operate our business,

●	unexpected costs, lower than expected sales and revenues, and operating deficits,

●	adverse results of any legal proceedings,

●
Inability to enter into acceptable relationships with one or more of our suppliers for key biomaterial supplies and the failure of such suppliers to deliver acceptable quality and quantity of such supplies on a cost-effective basis,

●	the volatility of our operating results and financial condition,

●	inability to attract or retain qualified senior management personnel, including sales and marketing personnel

●	Inability to achieve anticipated product sales, and

●	other specific risks that may be referred to in this current report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this current report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from expectations under “Risk Factors” and elsewhere in this current report. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  Except as required by U.S. federal securities laws, we have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements. See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion of our financial condition and results of operations in conjunction with our financial statements and related notes set forth in Item 9.01 of this report.  Unless the context otherwise requires, “we,” “our,” “us” and similar expressions used in this Management’s Discussion and Analysis of Financial Condition and Results of Operation section refer to Bacterin prior to the closing of the Reverse Merger on June 30, 2010, and Bacterin International Holdings, Inc., f/k/a K-Kitz, Inc., as successor to the business of Bacterin, following the closing of the Reverse Merger transaction.

Overview

We develop, manufacture and market biologics products to domestic and international markets  through our biologics division and are a leader in the field of biomaterials research, device development and commercialization.  Our proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of skull healing following neurosurgery and cartilage regeneration in knee and other joint surgeries.

Our medical devices division develops medical devices intended for use in several diverse clinical areas including orthopedic, plastic, and cardiovascular surgery. Our background and expertise is in the research, testing, and development of coatings for medical devices, particularly antimicrobial-based coatings.  Such coatings contain active agents and provide our products with several potential advantages over traditional medical devices. They offer a means of protecting the surface of a medical device from contamination by pathogenic organisms, thereby minimizing the potential for infection.  Other coatings can serve as a reserve for local delivery of active agents, enhancing a variety of biological functions such as bone growth and pain management.

The manufacturing and operations of the biologics and device divisions are organized separately while products from both are marketed through several channels including private label arrangements, independent distributors, joint development projects and our direct sales network which we began to implement in the last half of 2009.  To date, we have established 13 regions with a regional vice-president in charge of all activities within the region and have hired and trained 24 sales representatives.  Our customers are located worldwide, with approximately 91% of our sales being derived from customers located in the United States.  Our headquarters, laboratory and manufacturing facilities are located in Belgrade, Montana.

Revenue Model

We generate revenue from a variety of sources, including the following: license fees and royalties from collaborative product development efforts with medical device manufacturers; sales from products developed and manufactured by us under our own label; products manufactured by us under private labels for other device distributing companies; and contract revenue from analytical testing and development services provided to medical device manufacturer clients, which tailor our coating process to the client’s specific product/medical application.  In order for us to recognize revenue from these sources, the following criteria generally must be met:

•	we have entered into a legally binding agreement with the customer for the product or services;
•	the products or services have been delivered by us;
•	our fee for providing the products or services is fixed and determinable; and
•	our fee is actually collectible.

We record revenue net of any applicable sales, use, or excise taxes.  If our arrangement with the customer includes a right of acceptance or a right to cancel, revenue is recognized when our products or services are accepted or when the right to cancel has expired.   We sell to certain customers under consignment arrangements.  Under these arrangements, revenue is recorded on the date of sale.  Revenue for research and development services provided by us is recognized based upon our meeting certain performance standards, such as incurring qualifying costs, as set forth in the specific arrangement governing the provision of such services.

Results of Operations

Comparison of Three Months Ended March 31, 2010 and 2009

The following table sets forth key components of our results of operations during the three months ended March 31, 2010 and 2009, both in dollars and as a percentage of our revenue.  The acquisition of Bacterin International Holdings, Inc. f/k/a K-Kitz, Inc. by Bacterin through the Reverse Merger occurred after March 31, 2010.  The combined presentation below refers to that of Bacterin International Holdings, Inc. f/k/a K-Kitz, Inc. and Bacterin.

	Unaudited Three Months Ended March 31,
	2010		2009
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues
Tissue sales	$2,707,124	98.93%	$1,984,676	94.58%
Royalties and other	29,309	1.07%	113,765	5.42%
Total Revenue	2,736,433	100.00%	2,098,441	100.00%

Cost of tissue sales	604,622	22.10%	483,640	23.05%

Gross Profit	2,131,811	77.90%	1,614,801	76.95%

Operating Expenses
General and administrative	816,700	29.85%	405,145	19.31%
Selling and marketing	701,879	25.65%	224,312	10.69%
Depreciation	152,502	5.57%	163,575	7.80%
Compensation expense	1,483,871	54.23%	720,446	34.33%
Total Operating Expenses	3,154,952	115.29%	1,513,478	72.12%

Income from Operations	(1,023,141)	-37.39%	101,323	4.83%

Other Income (Expense)
Interest expense	(625,797)	-22.87%	(96,161)	-4.58%
Other	5,924	0.22%	10,868	0.52%

Total Other Income (Expense)	(619,873)	-22.65%	(85,293)	-4.06%

Net Income Before Benefit (Provision)
for Income Taxes	(1,643,014)	-60.04%	16,030	0.76%

Benefit (Provision) for Income Taxes
Current	-	0.00%	-	0.00%
Deferred	-	0.00%	-	0.00%

Net Income	$(1,643,014)	-60.04%	$16,030	0.76%

Total revenue for the three months ended March 31, 2010 increased by 30.4% to $2,736,433  compared to $2,098,441 in the three months ended March 31, 2009.  The increase related primarily to the implementation of a direct sales force effort in July 2009.  Prior to that time, we utilized a distributor model with a limited direct sales force.

Costs of Revenue

Costs of revenue consist primarily of tissue and device manufacturing costs.  Costs of revenue increased by 25.0%, or $120,982, to $604,622 for the three months ended March 31, 2010, from $483,640 for the three months ended March 31, 2009.  Cost of revenue increase was the result of increased sales and a write-off of approximately $64,000 of obsolete  inventory.  Our gross profit margin increased slightly to 77.9% for the three months ended March 31, 2010 compared to 76.95% for the three months ended March 31, 2009.

Operating Expenses

Operating expenses include general and administrative expenses, selling and marketing expenses, depreciation, and compensation costs, including  incentive compensation and non cash stock based compensation.  Operating expenses increased 108.5%, or $1,641,474, to $3,154,952 for the three months ended March 31, 2010 from $1,513,478 for the three months ended March 31, 2009.

General and Administrative

General and administrative expenses consist principally of employee related costs and corporate expenses for legal, accounting and other  professional fees as well as occupancy costs.  General and administrative expenses increased 101.6%%, or $411,555 to $816,700, for the three months ended March 31, 2010 compared to the three months ended March 31, 2009.  The increase is largely associated with one-time legal and professional fees incurred throughout the transactions described in this report.

Selling and Marketing

Selling and marketing expenses exclude sales based compensation expense and primarily consist of costs for trade shows, sales conventions and meetings, travel expenses, advertising and other sales and marketing related costs.  Selling and marketing expenses increased 212.9%, or $477,567, to $701,879 for the three months ended March 31,2010 from $224,312 for the first quarter of 2009.  As a percentage of revenue, selling and marketing expenses increased to 25.65% in the first quarter of 2010 from 10.69% in the comparable period of the prior year.  The increases were primarily the result of increased travel costs associated with the larger sales force and a substantial increase in marketing and advertising activities in 2010.

Depreciation

Depreciation expense consists of depreciation of long-lived property and equipment.  Depreciation expenses decreased 6.8%, to $152,502 for the three months ended March 31, 2010 from $163,575 for the three months ended March 31, 2009.  This decrease was a result of certain assets becoming fully depreciated.

Compensation expense

Compensation expense consists of payroll and related expenses and includes non-cash based stock compensation expense.  Compensation expense increased 106% or $763,425, to $1,483,871 for the three months ended March 31,2010 from $720,446 in the comparable period of the prior year.  This increase was primarily due to our implementation of a direct sales effort in 2009 which substantially increased the sales force headcount.  In addition, we granted more stock options to employees than the prior year.  As a percentage of revenues, compensation expense in the first quarter of 2010 was 54.23% of revenues compared to 34.33% in the prior year.

Interest Expense

Interest expense is from our notes payable and convertible debt instruments.  Interest expense for the three months ended March 31, 2010 increased 550.8% to $625,797 as compared to $96,161 for the three months ended March 31, 2009.  This increase was a direct result of the interest expense associated with the increase in convertible notes payable.

Comparison of Twelve Months Ended December 31, 2009 and December 31, 2008

The following table sets forth key components of our results of operations during the twelve months ended December 31, 2009 and 2008, both in actual dollars and as a percentage of our revenue.  The acquisition of Bacterin International Holdings, Inc. f/k/a K-Kitz, Inc. by Bacterin through the Reverse Merger occurred after March 31, 2010.  The combined presentation below refers to that of Bacterin International Holdings, Inc. f/k/a K-Kitz, Inc. and Bacterin.

	Twelve Months Ended December 31,
	2009		2008
		% of		% of
	Amount	Revenue	Amount	Revenue
Revenues
Tissue sales	$7,101,357	96.05%	$8,031,611	97.80%
Royalties and other	292,136	3.95%	180,848	2.20%
Total Revenue	7,393,493	100.00%	8,212,459	100.00%

Cost of tissue sales	2,318,142	31.35%	1,522,658	18.54%

Gross Profit	5,075,351	68.65%	6,689,801	81.46%

Operating Expenses
General and administrative	2,218,162	30.00%	2,053,797	25.01%
Selling and marketing	1,281,932	17.34%	429,170	5.23%
Depreciation	661,847	8.95%	646,846	7.88%
Research and development	-	0.00%	288,091	3.51%
Compensation expense	4,535,964	61.35%	2,157,450	26.27%
Total Operating Expenses	8,697,905	117.64%	5,575,354	67.89%

Income from Operations	(3,622,554)	-49.00%	1,114,447	13.57%

Other Income (Expense)
Interest expense	(513,934)	-6.95%	(1,374,360)	-16.74%
Other	10,746	0.15%	20,601	0.25%

Total Other Income (Expense)	(503,188)	-6.81%	(1,353,759)	-16.48%

Net Income Before Benefit (Provision)
for Income Taxes	(4,125,742)	-55.80%	(239,312)	-2.91%

Benefit (Provision) for Income Taxes
Current	-	0.00%	-	0.00%
Deferred	-	0.00%	-	0.00%

Net Income	$(4,125,742)	-55.80%	$(239,312)	-2.91%

Revenue in 2009 and 2008 was comprised solely of tissue and device sales.  Total revenue decreased by 11.3% year-over-year at $7,393,493 in 2009, compared to $8,212,459 in 2008. The decrease was largely the result of transitioning the sales model from a distributorship model with a limited direct sales force to a direct sales force model.  In addition, during 2009, we terminated an agreement with a distributor customer with annual sales of approximately $3,000,000 as part of our transition to a direct sales force model.

Our largest single customer accounted for 12% and 37% of total consolidated revenues for the years ended 2009 and 2008, respectively.  Our relationship with the customer is governed by a contract between the two parties which identifies prices for the services to be rendered and payments to be made by the customer to us. The contract expires in February 2011.

Costs of Revenue

Costs of revenue consist primarily of tissue and device manufacturing costs.  Costs of revenue increased by 52.2%%, or $795,484, to $2,318,142 for the year ended December 31, 2009, from $1,522,658 for the year ended December 31, 2008.  Cost of revenue increase was the result of increased costs associated with our higher sales and a product mix shift which resulted in higher sales of products with higher costs.

Operating Expenses

Operating expenses include general and administrative expenses, selling and marketing expenses, depreciation, research and development expenses, and compensation costs, including incentive compensation.  Operating expenses increased 56.0%, or $3,122,151 for the year ended December 31, 2009 compared to the year ended December 31, 2008.

General and Administrative

General and administrative expenses consist principally of employee related costs and corporate expenses for legal, accounting and other  professional fees as well as occupancy costs.  General and administrative expenses increased 8%, or $164,365 to $2,218,162, for the twelve months ended December 31, 2009 compared to 2008.  The increase is largely associated with increased legal and professional fees incurred between the two periods.  As a percentage of revenues, general and administrative expenses were 30.0% in 2009 compared to 25.01% in 2008.

Selling and Marketing

Selling and marketing expenses exclude sales based compensation expense and primarily consist of costs for trade shows, sales conventions and meetings, travel expenses, advertising and other sales and marketing related costs.  Selling and marketing expenses increased 198.7%, or $852,762, to $1,281,932 for the twelve months ended December 31, 2009 from $429,170 for 2008.  As a percentage of revenue, selling and marketing expenses increased to 17.34% in 2009 from 5.23% in the prior year.  The increases were primarily the result of increased travel costs associated with the larger sales force and a substantial increase in marketing and advertising activities in 2009 as part of our switch to a direct sales force model from a distributorship model.

Depreciation

Depreciation expense consists of depreciation of long-lived property and equipment.  Depreciation expense remained relatively unchanged increasing to $661,847 in 2009 from $646,846 in 2008.

Research and Development

Research and development expenses consist primarily of costs for product research and development and department related expenses.  Research and development expenses were $288,091 in 2008.  In 2009, we did not incur any research and development expenses as we focused our efforts on the implementation of our direct sales force model.

Compensation expense

Compensation expense consists of payroll and related expenses and includes non-cash stock compensation expense.  Compensation expense increased 110.2% or $2,378,514, to $4,535,964 for 2009 from $2,157,450 in the comparable year period for 2008.  This increase was primarily due to our implementation of a direct sales effort in 2009 which substantially increased the sales force headcount.  In addition, we granted more stock options to employees in 2009 than in the prior year.  As a percentage of revenues, compensation expense in 2009 was 61.35% compared to 26.27% in the prior year.

Interest Expense

Interest expense is from our promissory notes  and convertible debt instruments.  Interest expense for the year ended December 31, 2009 decreased 62.61%, or $860,426, as compared to the year ended December 31, 2008.  This decrease was a result of lower debt balances during the year.

Liquidity and Capital Resources

Since our inception, we have historically financed our operations through operating cash flows, as well as the private placement of equity securities and debt, and other debt transactions.  Most recently, on June 30, 2010, we raised approximately $7,508,329 through a private placement of equity securities and conversion of a portion of a bridge loan financing.  At December 31, 2009, we had $1,368,573 of cash and cash equivalents and accounts receivables.  In the first quarter of 2010, we received proceeds of $2,695,000 in connection with an  unsecured convertible bridge loan financing.  In addition, we have access to credit lines secured by certain of our accounts receivable balances.

Net cash used in operating activities for the year ended December 31, 2009 was $3,671,596.  This was primarily related to cash used to fund our operations as well as an increase of accounts receivable of approximately $739,000 and an increase in our inventory balance of approximately $851,000.  For the twelve months ended December 31, 2008, net cash provided by operating activities was $502,008 due to a lower net loss compared to 2009.

Net cash provided by financing activities was $3,436,991 and $545,169 for the years ended December 31, 2009 and 2008, respectively.  The net cash provided from financing activities during 2009 was $1,950,000 from the sale and issuance of common stock and $1,000,000 from releases on certain restrictions on cash.  The cash receipts were partially offset from the payment of notes payable in the amount of $942,562.  Net cash provided from financing in 2008 included $1,000,000 in proceeds from notes payable, $2,340,000 from issuance of convertible notes payable and $1,278,514 from the sale and issuance of common stock.  The cash inflows were partially offset by the payments of $3,073,345 for long-term debt, stockholder notes and capital leases.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that are material to an investor in our shares.

Cash Requirements

We believe that our cash on hand from our recent private placement of equity securities and from operations will be sufficient to meet our anticipated cash requirements through December 31, 2010.  If we do not meet our revenue objectives over that period, we may need to sell additional equity securities, which could result in dilution to our stockholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all.  Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2010, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name (1)	Number of Shares Beneficially Owned (2)		Percentage of Shares Beneficially Owned (3)
5% or Greater Stockholder:

Guy S. Cook	13,180,189	(4)	38.11%

Executive Officers and Directors:

Guy S. Cook	13,180,189		38.11%

Mitchell Godfrey	810,248	(5)	2.34%

Kent Swanson	408,716	(6)	1.18%

Ken Calligar	50,000		* %

Gary Simon	117,188	(7)	* %

Daniel Frank	85.938	(8)	* %

John P. Gandolfo	0		* %

Jesus Hernandez	535,680	(9)	1.53%

Darrel Holmes	99,556	(10)	* %

All executive officers and directors as a group (9 persons)	15,287,514		43.12%

________________
* Less than 1% of outstanding shares of common stock.

(1)	The address of each person is c/o Bacterin International, Inc., 600 Cruiser Lane, Belgrade Montana 59714.
(2)

Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after June 30, 2010, by the exercise or conversion of any warrant, stock option or convertible preferred stock. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)

The calculation in this column is based upon 34,440,103 shares of common stock outstanding on June 30, 2010. The shares of common stock underlying warrants and stock options are deemed outstanding for purposes of computing the percentage of the person holding them, but are not deemed outstanding for the purpose of computing the percentage of any other person.

(4)

Includes (a) 19,200 shares of our common stock issuable to Sue Cook, Mr. Cook’s spouse and our head of human resources, upon the exercise of stock options previously granted by Bacterin under its 2004 Stock Incentive Plan, (b) 484,375 shares of common stock acquired in the private placement that occurred concurrently with the Reverse Merger, and (c) warrants to purchase 121,094 shares of our common stock which were also acquired in such private placement.

(5)	Includes 144,000 shares of our common stock issuable to Mr. Godfrey upon the exercise of stock options previously granted by Bacterin under its 2004 Stock Incentive Plan.
(6)	Includes 67,049 shares of our common stock issuable to Mr. Swanson upon the exercise of warrants previously issued to Mr. Swanson in connection with his conversion of certain debt.
(7)

Includes (a) 93,750 shares of common stock acquired in the private placement that occurred concurrently with the Reverse Merger, and (b) warrants to purchase 23,438 shares of our common stock which were also acquired in such private placement, all of which are held indirectly through an entity that Mr. Simon controls.

(8)

Includes (a) 68,750 shares of common stock acquired in the private placement that occurred concurrently with the Reverse Merger, and (b) warrants to purchase 17,188 shares of our common stock which were also acquired in such private placement.

(9)	Represents shares of our common stock issuable to Mr. Hernandez upon the exercise of stock options previously granted by Bacterin under its 2004 Stock Incentive Plan.
(10)	Includes 89,556 shares of our common stock issuable to Mr. Holmes upon the exercise of stock options previously granted by Bacterin under its 2004 Stock Incentive Plan.

Directors and Executive Officers

Executive Officers and Directors

The names, ages and positions of our executive officers and directors as of June 30, 2010, are as follows:

Name	Age	Position

Guy Cook	45	Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer
Mitchell T. Godfrey	64	Director, Secretary and Treasurer
Kent Swanson	65	Director
Ken Calligar	53	Director
Daniel Frank	53	Director
Gary Simon	49	Director
John P. Gandolfo	49	Interim Chief Financial Officer
Jesus Hernandez	54	Vice President of Biologics
Darrel Holmes	57	Vice President of Medical Devices

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows.  All of such persons joined our company in the same positions that they held in Bacterin at the closing of the Reverse Merger on June 30, 2010.

Guy Cook, Chairman of the Board, Chief Executive Officer, President and Chief Scientific Officer, is considered an international expert in biofilm science and its application. He is widely published and has been invited to speak at many prominent biofilm conferences, including the “Anti-Infective Materials” Seminar in Tokyo and the FDA-CDRH Antimicrobial Device Efficacy Testing Seminar. Mr. Cook started his career as a product specialist in the Image Analysis Department for Laboratory Equipment Company in Chicago. He later became President of Delta Resources in Crystal Lake, Illinois, which specialized in developing customized image analysis solutions for the academic community. In 1996, he moved to Montana and worked as a Confocal Microscopist for the Center for Biofilm Engineering at the Montana State University where he developed several proprietary testing models for the medical device industry. Mr. Cook attended the University of Indiana and received Bachelor of Science degrees in Finance and Economics.

Mitchell T. Godfrey, Director, Secretary and Treasurer, has been involved over the past 25 years in a number of private enterprises, including consulting for and participation in firms in the manufacturing, medical devices, nuclear, service and animal health industries.  Mr. Godfrey graduated from the University of Utah in 1968 with Bachelor of Science degrees in psychology and mathematics. He served as a Lieutenant in the U.S. Navy for a period of four years in the 1960s.  Upon his return from overseas duty, he served as a director of the Utah Vietnam Agent Orange Program. He currently is the Chairman of the Montana based Crow Creek Falls Conservation Group and has been actively involved in many other organizations.  Mr. Godfrey joined us in October 2003 as our Chief Financial Officer until December 2007, when his primary responsibility was changed to investor relations.

Kent Swanson, Director, was with Accenture for over 32 years, retiring from the firm in 2001 as a Senior Partner.  He held global leadership and management positions in a wide range of industries and geographies.  From 2001 to 2008, he was the Board Chair of ALN Medical Management; providing outsourced services for clinic-based physician practices.  Also from 2001 to 2008, he was Board Chair for Boys Hope Girls Hope of Colorado, a charitable organization providing a home and scholarshiped education for disadvantaged children with significant capabilities and promise.  From 2002 to 2009, he was a Board member, Audit Committee member and Compensation Committee Chair for MPC Computers.  Mr. Swanson graduated with distinction from the University of Minnesota earning an M.S. in Business and received an M.B.A. from the University of Chicago in 1969.

Ken Calligar, Director, has over 25 years of executive level experience in the financial industry.  In July 2008, he founded  Convertible Capital, an investment banking firm, specializing in highly tailored capital raising and advisory work, where he serves as the managing director.  Prior to Convertible Capital, from May 2005 to July 2008, he was a managing director with Jefferies & Co. where he ran the equity-linked Capital Markets Group.  He  has also held managing positions in convertible securities groups at H&Q, Chase, Painewebber, and UBS.  Ken has solid experience in deal structuring, M&A, and raising capital in both equity and debt markets.

Daniel Frank, Director, joined Fidelity Investments in 1979 as an analyst, worked with Peter Lynch on the Magellan Fund and in 1982 was given sole portfolio responsibility for the Fidelity Special Situations Fund which he launched and grew to over $800 million.  Danny left Fidelity after 14 years in 1996, ranked by Barrons as one of the top 100 portfolio managers.  Danny then became Managing Director of the Soros Chatterjee Fund where he invested in public and private health care companies.  He was also managing director of ACI Capital and, most recently, the managing director of Cerberus Capital management responsible for running a $300 million healthcare fund.  Danny has severed on several public and private healthcare company boards including I-Stat, Aton Pharmaceuticals from 2006 to 2010, Reva Medical from 2006 to present, Molecular Insight Pharmaceuticals from 2003 to present, and Biosphere Medical (as board observer) from 2008 to 2010.

Gary Simon, Director, is a managing member of UVE Partners, LLC, which he co-founded in 2000.  UVE Partners is a fund focused on realizing long term appreciation from investments in listed small and micro cap companies with capitalizations of $500 million, or less.  Prior to UVE Partners, Gary was Senior Vice President of Barington Capital Group, a full-service investment banking firm.  During the 1990s he served as Chief Financial Officer of Concord Camera Corp and Multi-Media Tutorial Services, both NASDAQ traded companies. Gary began his career at Ernst & Young where he served as a Senior Manager in the Corporate Finance Group, providing mergers and acquisitions advisory services to small and medium sized companies and as a Senior Accountant providing auditing and advisory services to emerging growth companies.  Gary received his MBA in finance from New York University.

John P. Gandolfo, Chief Financial Officer, joined Bacterin as its interim Chief Financial Officer on a part-time basis, effective June 4, 2010, and filled this position full time commencing on July 6, 2010.  Mr. Gandolfo has 25 years of experience as chief financial officer of rapidly growing private and publicly held companies with a primary focus in the life sciences, healthcare and medical device areas.  Mr. Gandolfo has had direct responsibility over capital raising, including four public offerings, financial management, mergers and acquisition transactions and SEC reporting throughout his professional career.  Prior to joining Bacterin, Mr. Gandolfo served as the Chief Financial Officer for Progenitor Cell Therapy LLC, a leading manufacturer of stem cell therapies.  Prior to joining Progenitor, Mr. Gandolfo served as the Chief Financial Officer for Power Medical Interventions, Inc., a publicly held developer and manufacturer of computerized surgical stapling and cutter systems, from January 2007 to January 2009.  Prior to joining PMI, Mr. Gandolfo was the Chief Financial Officer of Bioject Medical Technologies, Inc., a publicly held supplier of needle-free drug delivery systems to the pharmaceutical and biotechnology industries, from September 2001 to May 2006, and served on the Bioject’s Board of Directors from September 2006 through May 2007. Prior to joining Bioject, Mr. Gandolfo was the Chief Financial Officer of Capital Access Network, Inc., a privately held specialty finance company, from 2000 through September 2001, and Xceed, Inc., a publicly held Internet consulting firm, from 1999 to 2000. From 1994 to 1999, Mr. Gandolfo was Chief Financial Officer and Chief Operating Officer of Impath, Inc., a publicly held, cancer-focused healthcare information company. From 1987 through 1994, he was Chief Financial Officer of Medical Resources, Inc., a publicly held manager of diagnostic imaging centers throughout the United States.  A graduate of Rutgers University, Mr. Gandolfo is a certified public accountant (inactive status) who began his professional career at Price Waterhouse.

Jesus Hernandez, Vice President of Biologics, began his career as the Director of the Organ and Tissue Bank at University of California, Irvine Medical Center. He has over 20 years of organ and tissue banking experience, including having served as Chief Operating Officer and Chief Executive Officer for two national tissue banks.  Mr. Hernandez served as the Chief Operating Officer of Bone Bank Allografts from November 1997 to April 2005.  He has been an advisor for various committees including the United Network for Organ Sharing, Association of Organ Procurement Organizations, North American Transplant Coordinators Organization, American Association of Tissue Banks and served as a board member of the World Children’s Transplant Fund. Mr. Hernandez graduated from the University of California, Irvine.  Mr. Hernandez has served in his current position since April 2005.

Darrel Holmes, Vice President of Medical Devices, joined Bacterin in 2003 as Director of Operations. Mr. Holmes started his career as chemist and later Director of Operations for ICL Scientific. He later worked for Hycor Medical as the Director of Manufacturing, and then as Director of Operations at Stratagene Cloning Systems. Mr. Holmes moved to Montana and became the President of Big Spring Water in Bozeman. He holds several certificates including Environmental Inspector with the Environmental Assessment Association and is a Hazardous Materials Specialist. Mr. Holmes attended California State University at Long Beach and graduated with a Bachelor’s Degree in Biology. He has over 25 years of Technical Operations experience in the medical device and diagnostics industries.

Scientific Advisory Board

Our Scientific Advisory Board assists us with issues relating to the clinical development and exploitation of our coating and biologic technologies.  As our needs evolve, members with required areas of interest and expertise are added. The members of our Scientific Advisory Board are compensated with stock options and shares of common stock under our equity incentive plan.

Steven Scott MD, is currently the Chairman of our Scientific Advisory Board and a member of the American Academy of Orthopaedic Surgeons, the Musculoskeletal Tumor Society and the Pediatric Society Orthopaedic of North America.  Dr. Scott maintains an active orthopaedic practice in Salt Lake City and has special expertise in the use of Ilizarov External Fixation, pediatric orthopaedics, bone graft technology, and orthopedic oncology.  Dr. Scott has authored many scientific publications, has presented at numerous national conferences and has a patent pending.  He received his BA from Linfield College summa cum laude and attended medical school at the University of Colorado.  He completed his orthopaedic training at the University of Utah and the Mayo Clinic; he holds a clinical appointment within the Department of Orthopaedics at University of Utah and received an M.B.A. through the University of Utah.

Board Composition and Terms of Office

The composition of our board of directors, and any future audit committee, compensation committee, and nominations and governance committee, will be subject to the corporate governance provisions of our primary trading market, including rules relating to the independence of directors.  All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. Later in 2010, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee. We plan to establish an audit committee of the board of directors.  Gary Simon is expected to chair this committee upon its establishment.  The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We plan to establish a compensation committee of the board of directors.  Ken Calligar is expected to chair this committee upon its establishment.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our equity incentive plan, and recommend and approve awards, including grants of stock options and restricted stock, under that plan.

Nominations and Governance Committee. We plan to establish a nominations and governance committee of the board of directors.  Daniel Frank is expected to chair this committee upon its establishment.  The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of our company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities.

Indebtedness of Directors and Executive Officers

We have a note receivable from Guy Cook, our Chairman, Chief Executive Officer and President, in the principal amount of $72,178, which bears interest at the prime rate of interest and is secured by certain shares of our common stock owned by Mr. Cook.

We have a promissory note due to Mitchell T. Godfrey, our director and our Secretary and Treasurer, in the principal amount of $83,090, which bears interest at 6% per annum with an unspecified maturity date.

Family Relationships

There are no family relationships among our new directors and executive officers and any former or proposed directors or executive officers.

Legal Proceedings

As of the date of this current report, there are no material proceedings pending or threatened to which any of our directors, executive officers, affiliates or stockholders is or would be a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to Bacterin International Holdings, Inc. f/ka/ K-Kitz, Inc. and Bacterin International, Inc. in all capacities, for the fiscal years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

Name and Principal Position	Year	Salary	Bonus	Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Guy S. Cook(1)	2009	$230,750	$--	$40,000	(2)	$--	$--	$--	$34,897	(2)	$305,647
Chairman of the Board and Chief Executive Officer	2008	249,210	--	--		--	--	--	23,783		272,993

Jesus Hernandez(1)	2009	236,153	--	--		--	--	--	12,743		248,896
EVP - Biologics	2008	197,308	27,500	--		--	--	--	66,983		236,791

Darrel Holmes(1)	2009	100,000	--	--		--	--	--	15,744		115,744
EVP - Medical Devices	2008	57,115	--	--		--	--	--	9,040		66,155

Jennifer Jarvis	2009	--	--	--		--	--	--	--		--
Former Director, Chief Executive Officer, President and Chief Financial Officer(3)	2008	45,000	--	--		--	--	--	--		45,000

_______________
(1)	Each of Mr. Cook, Mr. Hernandez and Mr. Holmes received this compensation in connection with their service to Bacterin, our wholly-owned subsidiary through which we now operate our business.

(2)
 Mr. Cook received 25,000 shares of common stock of Bacterin (as adjusted to reflect the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger) and is entitled to $10,000, each as of December 31, 2009, for his service on Bacterin’s board of directors for fiscal year 2009, though payment of the $10,000 has been deferred indefinitely.  Although this consideration reflects Bacterin’s past board compensation policy, it does not reflect our current board compensation policy, which is discussed below.

(3)	Ms. Jarvis resigned from her position as a director and our Chief Executive Officer, President and Chief Financial Officer, effective June 30, 2010.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Employment Agreements

We do not currently have any employment agreements with our executive officers and do not intend to enter into any such agreements in the near term.  We  intend to keep the current employment agreements between Bacterin, our wholly-owned subsidiary through which we now conduct our business, and Guy Cook, Mitchell Godfrey, John P. Gandolfo, Jesus Hernandez and Darrel Holmes.  The employment agreements are set forth in Item 9.01 of this report.  The employment agreements require each of the executives to perform such duties as are customarily performed by one holding their positions, which are President and Chief Executive Officer, Secretary and Treasurer, Interim Chief Financial Officer, Executive Vice President - Biologics Division and Executive Vice President - Medical Devices Division, respectively.  The employment agreements for each of the above officers are for an indefinite term and provide that each of Messrs. Cook, Godfrey, Gandolfo, Hernandez and Holmes receive a fixed annual base salary during the term of the employment agreement.  In addition, each executive is entitled to (a) receive certain cash bonuses as set forth in their respective employment agreements or as may be determined in the future by our compensation committee of our board of directors (or the entire board until such committee has been established) and (b) participate in our equity incentive plan.

The employment agreements are essentially terminable at will by reference to the termination procedures set forth in Bacterin’s employee manual but also provide for termination of an executive’s employment without any further obligation of our company upon the disability of the executive for a period of 30 days or more during any calendar year.

The employment agreements also contain covenants (a) restricting the executive from engaging in any activity competitive with our business during the term of the employment agreement, (b) prohibiting the executive from disclosing confidential information regarding our company, and (c) requiring that all intellectual property developed by the executive and relating to our business constitutes our sole and exclusive property.  The officers also entered into lock-up agreements restricting the sale of their shares of our common stock over an initial period of time following the closing of the private placement.

Bacterin International Equity Incentive Plan

Prior to the consummation of the Reverse Merger, we adopted and ratified the Bacterin International Equity Incentive Plan.  The following is a summary of the material terms of that plan.

The purpose of the incentive compensation plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, independent consultants, by providing them with stock options and restricted stock grants.  Stock options granted under the incentive compensation plan may be either incentive stock options to employees, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options.  The plan is currently administered by our board of directors but will be administered by our compensation committee once such committee has been established.  The administrator of the plan has the power to determine the terms of any stock options granted under the incentive plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise.  Stock options granted under the incentive plan are generally not transferable, vest in installments and are exercisable during the lifetime of the optionee only by such optionee.  The exercise price of all incentive stock options granted under the incentive plan must be at least equal to the fair market value of the shares of common stock on the date of the grant.  The specific terms of each stock option grant will be reflected in a written stock option agreement.

Also, in connection with the Reverse Merger, we are substituting each equity award granted under the Bacterin International, Inc. 2004 Stock Incentive Plan, as most recently amended effective April 1, 2009, with a substantially similar equity award granted under our new plan; provided, that the number of shares which may be purchased under such substitute options and the exercise prices therefor reflect proportional adjustments required to be made to account for the ratio used in determining the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger.

There are 6,000,000 shares of our common stock authorized to be issued under the plan, representing approximately 17.4% of our outstanding common stock or 13.3% on a fully-diluted basis.  As of June 30, 2010, we had outstanding options to purchase 4,213,196 shares granted to employees and executives (at exercise prices ranging from $0.104 to $2.60 per share), leaving an additional 1,786,804 available for issuance thereunder.  The outstanding options reflect substitute options to be granted to former holders of Bacterin options issued under its 2004 Stock Incentive Plan, as amended.

Except for the Equity Incentive Plan discussed above, we have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or stock appreciation rights grants were granted or were outstanding at any time prior to the Reverse Merger.

Outstanding Equity Awards at Fiscal Year-End (December 31, 2009)
	Option Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Options	Price	Date
Guy Cook	--	--	--	--	--
Jesus Hernandez(1)	480,000	--	--	$1.396	10/10/16
Jesus Hernandez(1)	55,680	--	--	$1.667	5/19/15
Darrrel Holmes(2)	43,200			$0.104	10/9/13
Darrrel Holmes(2)	28,800			$1.396	10/9/16
Darrrel Holmes(2)	17,556		54,444	$1.563	12/29/18
_______________

(1)
 In connection with the Reverse Merger, Mr. Hernandez will receive substitute options to purchase 535,680 shares of our common stock under the Bacterin International Equity Incentive Plan in replacement of his current options to purchase 1,000,000 shares of Bacterin’s common stock at $0.67 per share and 116,000 shares at $0.80 per share under Bacterin’s 2004 Stock Incentive Plan, as amended.  The change in the number of option shares and exercise price reflects proportional adjustments required to be made to reflect the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger.

(2)
 In connection with the Reverse Merger, Mr. Holmes will receive substitute options to purchase an aggregate of 144,000 shares of our common stock under the Bacterin International Equity Incentive Plan in replacement of his current options to purchase 90,000 shares of Bacterin’s common stock at $0.05 per share, 60,000 shares at $0.67 per share, and 150,000 shares at $0.75 per share under Bacterin’s 2004 Stock Incentive Plan, as amended.  The change in the number of option shares and exercise price reflects proportional adjustments required to be made to reflect the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger.  11,244 of the unvested options vest on December 29, 2010, 14,400  vest on December 29, 2011, 14,400 vest on December 29, 2012, and 14,400 vest on December 29, 2013.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our named executive officers, nor any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our named executive officers, as the result of a change in control, or from a change in any named executive officer’s responsibilities following a change in control.

Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mitch Godfrey	$10,000	$40,000	--	--	--	--	$50,000

Kent Swanson	$10,000	$40,000	--	--	--	--	$50,000

Steve Warnecke(3)	$10,000	$40,000	--	--	--	--	$50,000
_______________

(1)
Each of Bacterin’s directors, regardless of management affiliation, earned $10,000 for their service on Bacterin’s board of directors during 2009 although payment of such amount has been indefinitely deferred.

(2)	Each of Bacterin’s directors, regardless of management affiliation, received 50,000 shares of common stock as of December 31, 2009, for their service on Bacterin’s board of directors during 2009.
(3)	Mr. Warnecke resigned as a director effective May 22, 2010.

We are currently re-evaluating our director compensation policies and intend to adopt new ones shortly.  We expect that such new policies will, among other things, entitle each non-management director to receive participation fees for attendance at regular and special meetings of our board of directors and stock options granted under our Bacterin International Equity Incentive Plan, to purchase shares of our common stock with an exercise price equal to the fair market value of such stock on the date of grant. Our board of directors will review director compensation annually and adjust it according to prevailing market conditions and good business practices.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Certain Relationships and Transactions

Guy Cook, our President and Chief Executive Officer, serves as a board member of West Coast Tissue Services and American Donor Services.  Both of these entities recover tissue from donors.  We reimburse them for their recovery fees, which are comprised primarily of labor costs.  The aggregate amount of all payments we and our subsidiaries made to these entities since January 1, 2008 is $575,297.27 to West Coast Tissue Services, and $1,654,352.00 to American Donor Services.  This relationship benefits us, and thus Mr. Cook, as these entities provide us with donors, thus insuring that we have a pipeline of current and future donors, which is necessary to our success.  Mr. Cook’s wife performs the bookkeeping and accounting for American Donor Services.  She was paid $60,126 in 2009 for her services, but received no compensation in 2006-2008 or 2010 for her services.

Concurrently with the closing of the Reverse Merger and the private placement, we repurchased and cancelled, 4,319,404 shares of our common stock from Jennifer Jarvis, our former director, chief executive officer and chief financial officer, for aggregate consideration of $100 and certain other good and valuable consideration.

Although we have not adopted a Code of Ethics at this time, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of our company.  These policies and procedures are not evidenced in writing.

Director Independence

During the year ended December 31, 2009, we did not have any independent directors on our board.  We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by the NASDAQ stock market.

Subject to some exceptions, these standards generally provide that a director will not be independent if:

•	the director is, or in the past three years has been, an employee of ours;
•	a member of the director's immediate family is, or in the past three years has been, an executive officer of ours;
•
the director or a member of the director's immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee);

•
the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit;

•
the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or

•
the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company's consolidated gross revenues.

Description of Securities

Common Stock

The holders of our common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for our operation and expansion.  Upon our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the preferences of any then outstanding shares of preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of our common stock are, and the common stock reserved for issuance upon exercise of the warrants will be, when issued, fully-paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  We have not designated or issued any shares of our preferred stock to date.

Warrants

We issued warrants to purchase approximately 1,485,259 shares of our common stock in the initial closing of the private placement, including warrants to purchase 251,625 shares of our common stock that was issued to the placement agents.  Each warrant acquired in the private placement entitles the holder thereof to purchase shares of our common stock at an exercise price of $2.50 per share from the date of issuance until the fifth anniversary thereof; provided, that note holders who converted debt in the private placement, received warrants with an exercise price of $2.25 per share and the placement agents received warrants with an exercise price of $1.60 per share.

In addition, subject to adjustment for the ratio used to determine the number of shares issuable to Bacterin stockholders in connection with the Reverse Merger, we have assumed Bacterin’s obligations under its outstanding warrants immediately prior to the Reverse Merger and are in the process of issuing substitute warrants.  As a result of such assumption and issuance of substitute warrants, we also have warrants outstanding to purchase approximately 4,879,075 shares of our common stock.  The exercise prices of these warrants range from $2.08 to $2.60 and commence expiring in March 2014 through December 2019.

Transfer, Exchange and Exercise.  The warrants may be exercised upon surrender of the certificate therefor on or prior to the expiration date (as explained below) at our offices with the form of exercise notice attached as an exhibit thereto filled out and executed as indicated, accompanied by payment (in the form of certified or cashier’s check payable to the order of our company) of the full exercise price for the number of warrants being exercised.

Adjustments.  All of our outstanding warrants contain provisions that protect the holders thereof against dilution by adjustment of the number of shares for which the warrants are exercisable as well as the exercise price to purchase such shares in certain events, such as stock dividends, stock splits, mergers and other similar events.

In addition, the warrants that were issued in connection with our recent bridge financings provide that, in the event that we issue any shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) for an effective price of less than $1.60 per share of common stock, except (i) securities which are issued pursuant to the bridge financings, (ii) shares of our common stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans approved by the board of directors, and shares of common stock issuable under options or warrants that are outstanding as of the date of the closing of the bridge financings or issued in the future pursuant to the our equity incentive plan up to a total of 6,000,000 shares, and (iii) shares of our common stock issued pursuant to a stock dividend, split or other similar transaction, the exercise price of each warrant shall be adjusted downward on a “full-ratchet” basis, i.e., to the lowest price per share at which our stock was issued or deemed issued, regardless of how many shares were issued at such price.  The holder of a Warrant will not possess any rights as a stockholder of our company unless and until he exercises the Warrant.

Cashless Exercise.  The warrants issued in connection with our recent bridge financings and the private placement contain “cashless” exercise provisions.  In a “cashless” exercise, a warrant is exchanged for a lesser number of shares because a portion of the shares is used to pay the exercise price.

Stockholder Rights.  The warrants do not confer upon holders any voting or any other rights as a stockholder of our company.

The foregoing discussion of our warrants, to the extent it relates to the warrants issued in the private placement, is qualified entirely by reference to the composite form of the warrant used in such private placement and included as an exhibit to this current report.

Registration Rights

We have agreed to use our best efforts to file a shelf registration statement on Form S-1 with the SEC covering the resale of all shares of common stock and all shares of common stock underlying the warrants issued in connection with the private placement (as well as up to 1,177,196 shares of our common stock held by certain of our stockholders at the time of the closing of the Reverse Merger and the shares underlying the placement agents’ warrants) on or before the date which is 90 days after the closing date and use our best efforts to have such shelf registration statement declared effective by the SEC as soon as practicable thereafter, but in any event not later than 150 days after the closing date (or 180 days after the closing date in the event of a full review of the registration statement by the SEC).  We are also obligated to respond to any SEC comments within a stipulated period of time after receiving any such comments and to maintain the effectiveness of the shelf registration statement from the effective date through the earlier of (a) the date on which all the investors in the private placement have completed the sales or distribution described in the registration statement relating thereto or, if earlier until all securities covered by the registration rights agreement may be sold by the investors in the private placement under Rule 144(b)(1) and (b) the date that is eighteen (18) months anniversary of the sale of the securities.  In the event the shelf registration statement is not filed with, or declared effective by, the SEC on or prior to the dates set forth above, or we fail to timely satisfy our reporting requirements, each investor in the private placement will receive cash liquidated damages equal to 1% of the purchase price for the shares of common stock and warrants acquired in the private placement for each month (or portion thereof) that the registration statement is not so filed or effective, or has failed to timely file required reports, provided that the aggregate payment as a result of the registration default will in no event exceed 12% of the purchase price for the shares of common stock and warrants.  We will bear the expenses in connection with the registration of these shares (exclusive of any underwriting discounts and commissions, if any).

If, at any time or from time to time after the date of the effectiveness of the registration statement, we determine good faith, following consultation with legal counsel, that (i) it would be detrimental to us and our stockholders for resales of the registered securities to be made pursuant to a registration statement due to the existence of a material development or potential material development involving us that we would be obligated to disclose in a registration statement, which disclosure would be premature or otherwise inadvisable at such time or would have a material adverse effect upon us and our stockholders, or (ii) such material development or potential material development involving us would adversely affect or require premature disclosure of the filing of a registration by us of any class of our equity securities, then we have the right to suspend offers and sales of the registered securities pursuant to a registration statement for a period of not more than 30 calendar days in any 12 month period, but only if we reasonably conclude, after consultation with outside legal counsel, that the failure to suspend the use of the registration statement would create a material liability or violation under applicable securities laws or regulations.

Lock-Up Agreements

All shares of common stock issued in the Reverse Merger to the former holders of shares in Bacterin will be considered “restricted securities” under U.S. federal securities laws and may not be resold pursuant to Rule 144 for a period of one year after the filing of this report.  Each of the former Bacterin stockholders who served as directors or executive officers of Bacterin as of the closing of the Reverse Merger or who have joined as members of our Board of Directors concurrently with the consummation of the Reverse Merger (collectively, “Management”), have executed one-year a lock-up agreement with us which provide that their shares, including any shares that are now owned or are subsequently acquired by them, will not be, directly or indirectly, publicly sold, subject to a contract for sale or otherwise transferred for a period of 12 months following the Reverse Merger and the private placement; provided, however, that (a) the restrictions set forth in such lock-up agreement will not apply to any securities acquired by Management in the private placement and (b) Guy Cook is permitted to hypothecate, pledge and grant a security interest in up to 5,000,000 of his existing shares received from us in connection with the Reverse Merger as collateral for borrowed funds used to acquire securities in the private placement and, if such collateral is executed against, shall be permitted to assign and transfer such shares to the secured party free of any restrictions set forth therein.

Other Rights To Acquire Our Common Stock

We are contractually obligated to issue shares of our common stock to one of our stockholders as follows:

•
if, after seven months from the closing of the Reverse Merger and the private placement, our common stock is publicly trading at an average daily closing price of $1.60 per share for the 30 days immediately preceding the last day of such seven month period, we must issue to such stockholder 375,000 shares of our common stock;

•
if, after 13 months from the closing of the Reverse Merger and the private placement, our common stock is publicly trading at an average daily closing price of $1.60 per share for the 30 days immediately preceding the last day of such thirteen month period, we must issue to such stockholder 375,000 additional shares of our common stock; and

•
if, after 13 months from the closing of the Reverse Merger and the private placement, our common stock is publicly trading at an average daily closing price of $2.40 per share for the 30 days immediately preceding the last day of such thirteen month period, we must issue to such stockholder 375,000 additional shares of our common stock (which shares, for the sake of clarification, shall be in addition to the shares to be issued pursuant to the second bullet point above).

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock will trade in the over-the-counter market and will be quoted on the OTC Bulletin Board under the trading symbol KKTZ.OB until such time as we have received a new symbol. The trading market for our common stock has been extremely limited and sporadic.

We intend to apply to list our common stock for trading on the Nasdaq Capital Market as soon as reasonably practicable.  No assurance can be given that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on Nasdaq or another national securities exchange.

The warrants will not be registered or listed for trading.

Transfer Agent

Our current transfer agent and registrar for our common stock is Globex Transfer, LLC, Deltona, Florida.  We will serve as warrant agent for the Warrants.

Holders of Record

As of June 30, 2010, there were approximately 324 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our certificate of incorporation provides that no director of the company will be personally liable to the company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the improper declaration of dividends or redemption of shares of capital stock in violation of Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 3.02.   Unregistered Sales of Equity Securities.

Reverse Merger.   On June 30, 2010, at the closing of the Reverse Merger, we issued an aggregate of 28,257,287 shares of our common stock to the former stockholders of Bacterin. The shares of our common stock issued to former holders of Bacterin’s common stock in connection with the exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933. These shares of common stock were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain or, upon issuance will contain, a legend stating the same.

Private Placement. Concurrently with the closing of the Reverse Merger, we completed the initial closing of a private placement to certain institutional investors and accredited individuals of shares of our common stock and warrants to purchase additional shares of our common stock.  We sold each share and warrant for an aggregate price of $1.60 per share pursuant to the terms of a subscription agreement executed and delivered by each investor on or before the closing of the private placement.  Each warrant entitles the holder to purchase one-quarter share of our common stock at an exercise price of $2.50 per share for a period of five years from the date of the closing on their subscription.  The form of private placement subscription agreement is filed as Exhibit 10.1 to this report.  Certain Bacterin note holders also participated in the private placement by converting certain debt into shares of our common stock and warrants; however, the conversion of their debt was effected at a 10% discount to the price per share at which investors purchased securities in such private placement, being $1.44 per share, and the exercise price of the warrants they received also carried a 10% discount to the exercise price of the warrants received by new investors in such private placement, being $2.25 per share.  In total, we sold 4,934,534 shares of our common stock and warrants to purchase an aggregate of up to 1,233,634 shares of common stock, including the conversion of debt in the private placement by note holders and excluding warrants issued to the placement agent. We received gross proceeds of $7,508,329, including from the conversion of debt, in consideration for the sale of the shares and warrants.

The shares of common stock and warrants issued in the private placement were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering and under Regulation D promulgated pursuant to the Securities Act of 1933, as amended. The shares of common stock and warrants were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

Transaction Fees and Use of Proceeds.  We have assumed Bacterin’s agreement to pay the lead placement agent, Middlebury Securities, LLC, and any sub-placement agents, in total, (i) a cash fee equal to 8% of the aggregate gross cash proceeds received in the private placement, (ii) warrants to purchase that number of shares of our common stock equal to 10% of the shares of common stock purchased in the private placement, at an exercise price of $1.60 per share, and (iii) shares of our common stock equal to 2% of the shares of common stock purchased in the private placement for cash and acquired through the conversion of $1,250,000 in convertible debt.  Except as set forth above, no commission was paid to the placement agents for sales of shares of our common stock or warrants upon the conversion of the debt held by note holders from Bacterin’s bridge financings.  Additionally, we paid auditing fees of approximately $86,000, and legal fees for us, Bacterin and the investors in the Reverse Merger and private placement of approximately $340,000.

The net proceeds will be used to pay certain of our debts and provide additional working capital for us.  Specifically, the net proceeds of the private placement will be used by us to support sales and marketing, purchase bio-materials and other product components, fund research and development, reduce existing trade payables and other liabilities, repay notes payable, pay the costs associated with the Reverse Merger and the private placement (including the future costs of registering the Company’s common shares under the Securities Act and on-going public company costs) and for working capital and general corporate purposes.

The amount of our actual expenditures will depend upon numerous factors, including the pace with which we can commercially deploy our products.  Actual expenditures may vary substantially and we may find it necessary or advisable to reallocate the net proceeds for other purposes.  Pending application of the net proceeds as described above, we intend to invest the net proceeds of from the private placement in short-term, interest-bearing securities.

Item 5.01.  Changes in Control of Registrant.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above in Items 1.01 and 2.01 of this report is incorporated herein by reference in its entirety.

Item 9.01.   Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

The financial statements of Bacterin for the 12 months ended December 31, 2009 and 2008 and for the three months ended March 31, 2010 and 2009 (unaudited) are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

(b)  Pro Forma Financial Information.

Our unaudited pro forma condensed combined financial statements as of and for the three months ended March 31, 2010 and the 12 months ended December 31, 2009 are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of our company and Bacterin after giving effect to the Reverse Merger. The unaudited pro forma combined condensed balance sheet as of March 31, 2010 is presented to give effect to the Reverse Merger as if it occurred on April 1, 2010. The unaudited pro forma combined condensed statement of operations of our company and Bacterin for the three months ended March 31, 2010 and the 12 months ended December 31, 2009 are presented as if the combination had taken place on April 1, 2010.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Bacterin is considered the accounting acquiror. Because Bacterin’s former stockholders as a group retained or received the larger portion of the voting rights in the combined entity and Bacterin’s senior management represents all of the senior management of the combined entity, Bacterin is considered the acquiror for accounting purposes and will account for the Reverse Merger as a reverse acquisition.

Reclassifications have been made to the company’s historical financial statements to conform to Bacterin’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth under Item 2.01 of this current report, which disclosure is incorporated herein by reference, and the historical consolidated financial statements and accompanying notes of our company and Bacterin. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Reverse Merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of our company.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No	Description

2.1*	Agreement and Plan of Merger, dated as of June 30, 2010, by and among K-Kitz, Inc., KB Merger Sub, Inc. and Bacterin International, Inc.

3.1*	Certificate of Incorporation, including all amendments to date

3.2(a)	Amendment No. 1 to Bylaws, dated May 24, 2010

3.2(b)**	Bylaws, including all amendments to date except the amendment set forth at Exhibit 3.2(a) hereto

4.1*	Form of Warrant to Purchase Common Stock.

10.1*	Form of Private Placement Subscription Agreement to purchase Shares and Warrants.

10.2	Form of Registration Rights Agreement

10.3	Form of Management Lock-Up Agreement for the officers and directors of Bacterin International Holdings, Inc. and Bacterin International, Inc.

10.4	Form of Indemnification Agreement for the officers and directors of Bacterin International Holdings, Inc. and Bacterin International, Inc.

10.5	Bacterin International Equity Incentive Plan.

10.6	Guy Cook Employment Agreement

10.7	Mitchell Godfrey Employment Agreement

10.8	John Gandolfo Employment Agreement

10.9	Jesus Hernandez Employment Agreement

10.10	Darrel Holmes Employment Agreement

21.1	Subsidiaries of Bacterin, Inc.

99.1	Financial statements of Bacterin International, Inc. as of and for the 12 months ended December 31, 2009 and 2008.

99.2	Financial statements of Bacterin International, Inc. as of and for the three months ended March 31, 2010 and 2009 (unaudited).

99.3
Unaudited pro forma condensed combined financial statements of K-Kitz, Inc. and Bacterin International, Inc. as of and for the three months ended March 31, 2010 and the 12 months ended December 31, 2009.

________________
*      Incorporated herein by reference to the exhibits included with Form 8-K dated June 30, 2010, filed with the SEC on June 30, 2010.

**   Incorporated herein by reference to the exhibits included with Registration Statement on Form S-1 (No. 333-158426), declared effective by the U.S. Securities and Exchange Commission on September 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2010	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
Guy S. Cook
President and Chief Executive Officer